As filed with the Commission on August 3, 2000               File No. 333-37064

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       to
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           DRAGON PHARMACEUTICAL INC.
                 (Name of small business issuer in its charter)


               Florida                                 2384                            65-0142474
----------------------------------        -----------------------------          ----------------------
  (State or other jurisdiction of          (Primary Standard Industrial             (I.R.S. Employer
   incorporation or organization)              Classification Code)               Identification No.)



              543 Granville Street, Suite 1200, Vancouver, British
                                Columbia V6C 1X8
               ----------------------------------------------------
                        (Address and telephone number of
                          principal executive offices)


          543 Granville Street, Suite 1200, Vancouver, British Columbia
                                     V6C 1X8
           --------------------------------------------------------------
               (Address of principal place of business or intended
                          principal place of business)

                         Longbin Liu, President and CEO
                           Dragon Pharmaceutical Inc.
                              543 Granville Street
                                   Suite 1200
                       Vancouver, British Columbia V6C 1X8
                                  604-669-8817
             --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               Daniel B. Eng, Esq.
                               Roger D. Linn, Esq.
                           Bartel Eng Linn & Schroder
                          300 Capitol Mall, Suite 1100
                          Sacramento, California 95814
                             Telephone: 916-442-0400

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE



                                                          Proposed        Proposed
                                                           maximum        maximum         Amount of
       Title of each class of           Amount to be   offering price     aggregate      registration
    securities to be registered          registered       per share     offering price       fee
-------------------------------------- -------------- ----------------  --------------- -------------
Common stock to be offered by selling
stockholders                             6,100,000     $6.35(1)          $38,735,000        $13,208

Common stock for resale by holders of
warrants assuming the exercise of such
warrants                                 4,858,000     $6.35(2)          $30,848,300         $8,714

Total                                   10,958,000                       $69,583,300        $21,922(3)
====================================== ============== ================  =============== =============

-------------------------------

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price per share of the Company's common stock on May 9, 2000, as quoted on the OTC Bulletin Board.

(2) Assumes that the holder of the warrant has exercised such warrant. Maximum offering price per share is based upon the average quotation of the high and low price per share of the Company's common stock on May 9, 2000, as reported on the OTC Bulletin Board.

(3)  This filing fee was previously paid.

     The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                                Subject to Completion
                                                               August 3, 2000


                           DRAGON PHARMACEUTICAL INC.

                                  COMMON STOCK

                        --------------------------------

     This prospectus relates to the resale by the selling stockholders of up to 10,958,000 shares of common stock. Such shares of common stock includes 4,858,000 shares of common stock that may be resold by the selling stockholder upon the exercise of warrants. The selling stockholders may sell the common stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions.

     We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for expenses of this offering.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "DRUG." On July 25, 2000, the bid quotation for one share of common stock was $4.12. We do not have any other securities that are currently traded on any other exchange or quotation system.

                        --------------------------------

     Our business is subject to many risks and an investment in our common stock will also involve significant risks. You should carefully consider the various Risk Factors described beginning on page 5 before investing in the common stock.

     Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        --------------------------------




              The date of this Prospectus is ______________, 2000.

                             TABLE OF CONTENTS


RISK FACTORS..........................................................5

THE OFFERING..........................................................8

USE OF PROCEEDS.......................................................9

PRICE RANGE OF COMMON STOCK...........................................9

DIVIDEND POLICY......................................................10

RESULTS OF OPERATIONS................................................10

LIQUIDITY AND CAPITAL RESOURCES......................................12

BUSINESS.............................................................12

MANAGEMENT...........................................................19

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT.....................................23

PLAN OF DISTRIBUTION.................................................25

SELLING STOCKHOLDERS.................................................26

DESCRIPTION OF CAPITAL STOCK.........................................29

LEGAL PROCEEDINGS....................................................29

LEGAL MATTERS........................................................29

EXPERTS .............................................................30

AVAILABLE INFORMATION................................................30

FINANCIAL STATEMENTS ................................................30

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

        As used in this prospectus, the terms "we," "us," "our," and "Dragon" means Dragon Pharmaceutical Inc. and its subsidiaries, unless otherwise indicated. All dollar amounts refer to United States dollars unless otherwise noted.

                               PROSPECTUS SUMMARY

        This summary is intended to highlight information contained elsewhere in this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus. This prospectus contains forward-looking statements that are subject to risks and uncertainties, including those risk factors discussed elsewhere in this prospectus.

Our Business

        We are a pharmaceutical and biotechnological company whose business plan is to develop, manufacture and market pharmaceutical products in China. Our current business involves the production and sale of Erythropietin ("EPO") in China. To this end, during 1999 we acquired a 75% interest in Nanjing Huaxin Biotech Ltd., a Chinese pharmaceutical company and the largest EPO producer in China. For the quarter ended March 31, 2000, and year ended December 31, 1999, we had sales of $661,785 and $989,539, respectively, primarily attributed to EPO.

        We are a Florida corporation with our business office located at 543 Granville Street, Suite 1200, Vancouver, British Columbia V6C 1X8. Our telephone number is (604) 669-8817. We also have an office located at 11th Floor, Suite 18-19, China World Tower 2, 1 Jianguomenwai Avenue, Beijing, 100004, and our wholly-owned subsidiary, Allwin Newtech Ltd., a corporation formed under the laws of British Virgin Islands, maintains its business office at East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands.

Summary Of Risk Factors

        An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

        o That we are a company in the early stage of development and have only a limited history of operating revenues; that our current revenues are dependent on the sale of one drug; and that, since inception, we have incurred losses;

        o    Our technology to commercially produce EPO is relatively new; and

        o    The regulatory challenges of investing and doing business in China.

        For a more complete discussion of risk factors relevant to an investment in our common stock, see the "Risk Factors" section.

Offering Summary




Total shares of common stock outstanding as
of June 30, 2000...............................  16,100,000
Shares of common stock being offered for
resale by the selling stockholders.............  Up to 10,958,000 shares including 4,858,000 shares that may be resold by the selling stockholders upon the
                                                 exercise of outstanding warrants.
Offering price.................................  Market price or negotiated prices at the time of resale.
Use of proceeds................................  We will not receive any of the proceeds of the shares offered for resale by the selling stockholders. Any
                                                 proceeds we receive from the exercise of warrants will
                                                 be used for working capital and other general corporate
                                                 purposes.
OTC Bulletin Board Symbol......................  DRUG


Summary of Consolidated Financial Data

                                                                                      For the period
                                                                                      from February
                           For the three        For the year      For the period         10, 1998
                            months ended           ended               ended          (Inception) to
                           March 31, 2000      Dec. 31, 1999       Dec. 31, 1998      Dec. 31, 1999
                           --------------      ---------------     -------------      -------------

Revenue                    $      661,785      $      989,539       $          0      $     989,539

Net loss for period              (234,780)         (2,791,033)          (471,717)        (3,262,750)

Loss per share                      (0.02)              (0.27)             (0.06)               N/A

Working capital                 8,724,344           8,405,788            829,493                N/A

Total assets                   18,653,672          16,740,037          2,480,813                N/A

Stockholders' equity       $   14,033,777       $  12,488,768       $  1,737,180                N/A


                                  RISK FACTORS

        An investment in the shares of our common stock offered for resale by the selling stockholders is very risky. You should carefully consider the risks described below in addition to other information in this prospectus. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The trading price of the shares of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

        We have a limited operating history that makes future performance very difficult to predict.

         We are in the early stages of business development which is primarily involved in developing, manufacturing, marketing and selling EPO. We do not have a historical record of revenues nor an established business track record.

        Our ability to successfully produce and sell EPO in China will depend on, among other things:

     o To continue to improve our technology to produce EPO in reliable quantities and at lower costs;

     o    To develop and expand the EPO market in China; and

     o To obtain additional approvals and/or cooperation of the government of China as necessary in the future to produce and market EPO in China.

        Given our limited operating history and revenues, there can be no assurance that we will be able to achieve any of these goals and develop a sufficiently large customer base to be profitable.

        We have incurred losses since our founding on February 10, 1998 and expect such losses to continue for the foreseeable future.

        We have incurred losses since our founding on February 10, 1998. For the quarter ended March 31, 2000, and the years ended December 31, 1999 and 1998, we incurred comprehensive net losses of $234,780, $2,791,033 and $471,717, respectively. Our net losses are expected to continue through at least the current calendar year 2000 and the foreseeable future. As a result of these losses and negative cash flows from operations, our ability to continue operations will be dependent upon our current working capital and the availability of capital from the exercise of outstanding warrants and other outside sources until we achieve profitability.

        We may need additional capital to finance our operations and to develop new products.

        Because we currently do not have sufficient revenues to support our activities, we intend to fund our operations with our current working capital. Further, approximately $4 million has been budgeted to finance the research and development of the our technology utilizing our proprietary vectoring process and our application to new products over the next 12 months. If our losses continue, we may be required to raise additional capital to fund our operations and finance our research and development. Traditionally, we have relied primarily on the sale of common stock to meet our operations and capital requirements. Any equity financing could result in dilution to our then-existing stockholders. Debt financing will result in interest expense, and if convertible into equity, could also dilute then-existing stockholders. If we were unable to obtain financing in the amounts and on terms deemed acceptable, our business and future success may be adversely affected.

        Since July 1999 we have owned a 75% interest in Nanjing Huaxin Biotech Co. Ltd. Nanjing has had losses since our acquisition and will continue to incur losses for the foreseeable future.

        In July 1999, we acquired our 75% interest in Nanjing Huaxin Biotech Co. Ltd. which produces EPO. Nanjing has recognized an operating loss for the year ending December 31, 1999, and for the three months ended March 31, 2000. We expect such operating losses to continue until the recent plant improvements and our enhanced production technology is fully realized. Although for the three months ended March 31, 2000, and year end December 31, 1999, we realized revenues of approximately $660,000 and $990,000 from our ownership interest in Nanjing, these revenues have not been sufficient to offset operating costs due primarily to plant improvements and implementation of our proprietary production technology. We expect to invest an additional $1,000,000 over the next 12 months in order to complete the plant improvements and new production processes for the manufacturing of EPO.

        We own a 95% interest in Sanhe Kailong Bio-pharmaceutical Limited which has not yet commenced operations, and profitable operations are not expected for the foreseeable future.

        Although we have invested $250,000 in Sanhe Kailong since its inception, at this time, Sanhe Kailong is not expected to begin operations in the near future. Although no decision has been made, we may develop other pharmaceutical drugs through Sanhe Kailong in the future.

        Risks Relating to Doing Business in the People's Republic of China.

        Virtually all of the our production is conducted in China. Consequently, an investment in our common stock may be adversely affected by the political, social and economic environment in China. Under its current leadership, China has been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that Chinese government will continue to pursue such policies, that such policies will be successful if pursued, or that such policies will not be significantly altered from time to time. Moreover, economic reforms and growth in China have been more successful in certain provinces than others, and the continuation or increase of such disparities could affect the political or social stability of China.

        Our business and prospects are dependent upon agreements with various entities controlled by Chinese governmental instrumentalities. Our operations and prospects would be materially and adversely affected by the failure of such governmental entities to honor these contracts, and, if breached, it might be difficult to enforce these contracts in China. Furthermore, our activities in China are by law subject, in some circumstances, to administrative review and approval by various national and local agencies of the Chinese government. The inability to obtain such approvals could have a material adverse effect on our business, financial condition and results of operations.

        China does not have a well-developed, consolidated body of law governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation. In addition, the legal system of China relating to foreign investments is both new and continually evolving, and currently there can be no certainty as to the application of its laws and regulations in particular instances. If for any reason we were required to discontinue or move our manufacturing operations outside of China, our production costs, competitiveness and market position could be materially jeopardized, and there can be no assurance that we could continue our manufacturing operations elsewhere.

        The exercise of outstanding warrants and options may dilute existing shareholders.

        We have warrants and options outstanding. Based on current market prices for our common stock, the majority of holders of outstanding warrants and options will be able to acquire common stock at exercise or conversion prices less than the current market price of the common stock resulting in dilution to the other shareholders.

     o As of June 30, 2000, there were outstanding options to purchase an aggregate of 1,555,000 shares of common at a weighted average exercise price of $1.03 per common share, with a range of exercise prices from $0.50 to $7.00 per share; and

     o outstanding warrants to purchase an aggregate of 4,858,000 shares of common stock at an exercise price of $2.50 per share.

        Further, the outstanding options and warrants may have a detrimental impact on the terms under which we may obtain financing through a sale of our common stock in the future since they may hinder our ability to raise capital at a higher market price due to the dilutive effect to new investors. For these reasons, any evaluation of the favorability of market conditions for a subsequent stock offering must take into account any outstanding warrants and options.

        The number of shares of common stock offered through this prospectus may depress the price of our common stock.

        By this offering, an additional 10,958,000 shares of common stock may be sold in the market. Given the limited existing market in our common stock, the sale into the market of additional common stock may have the effect of depressing our stock share price.

        There are technical risks associated in commercializing our technology which could delay or reduce the realization of lower cost production of EPO.

        Although we are currently utilizing our proprietary technology to produce EPO at lower costs, our method for producing EPO on a commercial basis has only recently begun. Further, although results from recent independent tests and our early production results have been encouraging, the ability of our technology to commercially produce EPO at consistent levels is still being evaluated.

        No assurance that an EPO market will develop in China.

        Our business plan assumes that if we can produce a low-priced EPO, an EPO market will develop in China. In order to achieve the demand for EPO, the Chinese medical community and consumers must be educated about the uses of EPO, and export market opportunities must be studied. No assurance that a sufficient EPO market will develop. Further, we may be limited in our ability to sell EPO outside of China due to EPO patent rights held by our competitors in some other countries.

        Lack of patent protection for our technology could result in new competitors and infringement allegations by other competitors.

        Our technology is not protected by any patents. Further, China does not recognize products that are patented by the United States. Consequently, other competitors could copy our enhanced EPO production technology and develop EPO or other pharmaceutical drugs at a lower cost.

        Furthermore, Amgen Inc. currently holds a United States patent to develop and produce EPO and Amgen sells EPO in China. Although no corresponding patent protection is applicable in China, there is no assurance that our current or future production of EPO will not be the subject of a patent infringement action in the future asserted by patent holders or that our competitors will take political steps to prevent us from developing EPO in China.

        The loss of our key technical employees and advisors would have an adverse impact on future development.

        Our future performance is substantially dependent on the technical expertise of Dr. Liu and other key researchers. The loss of Dr. Liu or any of our key research personnel could have a material adverse effect on our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on Dr. Liu.

        We  are   significantly   smaller  than  some  of  our  competitors  and
consequently, we may lack the financial resources needed to increase market share.

        We will encounter competition from other drug manufacturers and distributors and from other applicants for licenses and production permits in China. China's growing market for pharmaceutical products has attracted new market participants as well as expansion by established participants resulting in substantial and increasing competition. Many of our present and future competitors in the pharmaceutical market have substantially greater:

     o    financial, marketing, technical and manufacturing resources;
     o    name recognition, and
     o    experience in China.

        Our competitors may be able to respond more quickly to new or emerging advancements in the drug industry and to devote greater resources to the development, promotion and sale of their products.

        While we believe that our drug technology is competitive in producing EPO at a cost lower than our competitors, no assurances can be given that those competitors, in the future, will not succeed in developing better or more cost effective production techniques.

        In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that could increase their ability to reach customers in China. This type of existing and future competition could affect our ability to form and maintain agreements with our marketing partners. No assurances can be given that we will be able to compete successfully against current and future competitors, and any failure to do so would have a material adverse effect on our business.

        The EPO drug must compete with alternative drugs and treatments.

        While EPO has been tested to be effective in treating anemia, other drugs and treatments currently exist or are in development which can also treat anemia. These alternative drugs or treatments could be proven more effective, less expensive or preferable to the Chinese customer than EPO. The inability of EPO to compare favorably to these alternative drugs would have an adverse affect on our business objectives.

        Trading in our common stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy or sell our common stock.

        The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and financially qualified investors. For transactions covered by this rule, the broker-dealers must make a special suitability determination of the purchaser and receive the purchaser's written agreement of the transaction prior to the sale. Consequently, these rules may affect the ability of broker-dealers to trade our common stock and affect the ability of existing stockholders to sell their shares in the secondary market.

                                  THE OFFERING

        The selling stockholders are offering for resale up to 10,958,000 shares of common stock, including up to 4,858,000 shares of common stock assuming the exercise of outstanding warrants. Set forth below are the sources of the shares of common stock being registered for resale in this prospectus.

        4,218,000 of the shares of common stock and warrants to purchase an equal number of shares of common stock were issued in connection with a private placement of 4,218,000 Units to 38 investors at $2.50 per Unit which occurred on

December 31, 1999. An additional 40,000 Units were sold to one investor at $2.50 per Unit on December 31, 1999. All of the subscribers were foreign investors. Each Unit consisted of one share of common stock and a warrant to purchase one share of common stock at $2.50 per share.

        1,000,000 shares of common stock at $1.00 per share were issued in connection with our acquisition of all of the issued and outstanding shares of Allwin Newtech Ltd. on August 17, 1998. Allwin Newtech is now our subsidiary. All of the subscribers were foreign investors.

        600,000 shares of common stock and warrants to purchase 600,000 shares of common stock were issued pursuant to a foreign private placement which occurred on October 19, 1999. The balance of 242,000 shares of common stock consists of 135,000 shares issued to certain of our creditors and 107,000 shares issued upon the exercise of incentive stock options.

        The shares of common stock offered for resale and the shares of common stock to be issued upon the exercise of the warrants may be sold in a secondary offering by the selling stockholders by means of this prospectus.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the resale of the common stock by the selling stockholders. However, we will receive proceeds from the exercise of outstanding warrants. If warrants to purchase 4,858,000 shares are exercised, we would receive $12,145,000. Proceeds from the exercise of warrants, if any, will be used for working capital.

                           PRICE RANGE OF COMMON STOCK

        Our common stock began quotation on the OTC Bulleting Board under the symbol "DRUG" on October 9, 1998. The following quotations reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. We intend to apply to The Nasdaq Stock Market to list our common stock on the SmallCap Market. The high and low prices of our common stock as quoted on the OTC Bulletin Board, on a quarterly basis since October 9, 1998, are as follows:

                                      Common Stock

Quarter Ended                  High                   Low
--------------------          -------                ------
June 30, 2000                  $8.00                 $4.31
March 31, 2000                 $9.00                 $4.37

December 31, 1999              $3.69                 $1.63
September 30, 1999             $3.38                 $2.25
June 30, 1999                  $3.19                 $1.88
March 31, 1999                 $2.00                 $1.00

December 31, 1998              $1.50                 $ .94
October 9, 1998                $ .75                 $ .75


        As of July 15, 2000, we had 16,100,000 shares of common stock outstanding and approximately 83 stockholders of record. This number does not include stockholders who hold our securities in street name.

        13,100,000 of the currently outstanding shares of our common stock are deemed restricted securities. Of these shares as of June 30, 2000, 7,000,000 shares of common stock have been held for at least one year and, as a result, could be sold pursuant to the restrictions and limitation of Rule 144(e).

                                 DIVIDEND POLICY

        We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

General

        The  following   discusses  our  financial   condition  and  results  of
operations based upon our consolidated financial statements which have been prepared in accordance with generally accepted accounting principles.

        We were  formed on August 22,  1989,  under the name First  Geneva  Inc.
First Geneva Investment's business was to evaluate businesses for possible acquisition. On July 28, 1998, First Geneva Investment entered into a share exchange agreement with Allwin Newtech Ltd. Allwin Newtech was formed in 1998 for the purpose of developing and marketing pharmaceutical drugs for sale in China. Prior to the acquisition of Allwin Newtech, First Geneva Investments had no operations. On September 21, 1998, First Geneva Investments changed its name to Dragon Pharmaceutical Inc. On June 11, 1999, we acquired a 75% interest in Nanjing Huaxin Biotech Co., Ltd.
which manufactures EPO in China.

        We initiated financial reporting in September 1999. For this reason, no full comparison is available for the three-month period ending March 31, 1999, or for the year ended December 31, 1999. Because we are just beginning production, the following comparison will not be indicative of the results of operation of the year ended December 31, 2000.

Results of Operations

For the Quarter Ended March 31, 2000

        Revenues. Revenues were derived primarily from the sale of EPO in China attributed to our joint venture interest in Nanjing Huaxin. Revenues for the three-month period ending March 31, 2000, was $661,785. Cost of sales of $98,865 is attributed to the production costs of the pharmaceutical products. During the first quarter of 2000, we had interest income of $24,052 which relates primarily to interest earned on cash received from the private placement of common stock during the last quarter of 1999.

        Expenses. Total expenses for the first three months of 2000 were $810,841. The major expense incurred in the first quarter of 2000 related to the selling of pharmaceutical products and represented approximately 39% of total expenses. Other major expenses included stock option compensation (23%) and other administrative expenses.

        Significant expenses included depreciation of intangible assets of $62,227, bad debt write-offs of $24,038, and loan interest of $25,471. Management fees of $24,000 include $18,000 paid to one director for services. The depreciation of intangible assets relates to the amortization of the drug license to produce EPO.

        Net and Comprehensive Loss. We had a net operating loss of $223,869 and a comprehensive loss of $234,780 for the three-month period ending March 31, 2000. Calculated in the comprehensive loss for the period was a minority interest loss of $10,911.

Basic and Diluted Net Loss Per Share

        Our net loss per share has been computed by dividing the net loss for the period by the weighted average number of shares outstanding during the first quarter of 2000. The loss per share for the period was $0.02. Common stock issuable upon the exercise of options and warrants have been excluded from the net loss per share calculations as their inclusion would be anti-dilutive.

Liquidity and Capital Resources

        We have only recently begun recognizing revenue from the operation of Nanjing Huaxin and have shown an operating loss for the year ended December 31, 1999, and the quarter ended March 31, 2000. Consequently, we have previously relied on equity financings to fund our operations and to provide working capital. At this time, we do not anticipate further equity financings to fund our operations. However, if we continue to incur loses, we may be required to finance our future operations through additional equity financings. As of March 31, 2000, our working capital was $8,724,344.

        Our working capital was $8,405,788 as at December 31, 1999. As at December 31, 1999, the we had subscriptions receivables totaling $9,320,000, all of which were received during the first quarter of 2000 as reflected in cash and cash equivalents.

For the Fiscal Years Ended December 31, 1999 and 1998

        Revenues. For the period from February 10, 1998 to December 31, 1998, we had no revenues. For the year ended December 31, 1999, we had revenues of $989,539. Revenues were attributable to sales of pharmaceutical drugs produced by Nanjing Huaxin subsequent to July 27, 1999. Cost of sales of $204,473 is attributed to the production costs of the pharmaceutical products. During 1999 we had interest income of $19,397 compared to interest income of $9,737 for the period ended December 31, 1998. Interest income is attributed to cash received from the private placement of common stock during the last six months of 1998 and in 1999.

        Expenses. Total expenses for the fiscal year ended December 31, 1999, were $3,650,342 as compared to $481,454 for the period ended December 31, 1998. The primary expense incurred in 1999 related to stock option compensation of $1,876,000 and represented approximately 51% of total expenses. This compensation included both new options granted to our employees, directors and advisors and the vesting of options granted in previous fiscal years. Selling expenses increased from none during 1998 to $619,676 in 1999. This increase represents our increased marketing activity in China. Other significant expenses in 1999 included loan interest of $326,623 (including both common shares and cash), depreciation of intangible assets of $135,931, travel of $113,415, salaries and benefits of $151,598, and management fees of $96,000. Management fees relate to the payment of two directors for services in the amount of $96,000 per annum. The depreciation of intangible assets relates to the amortization of the drug license to produce EPO.

        The primary expenses incurred during 1998 related to stock option compensation of $300,000, management fees of $41,943, travel of $41,784, and legal of $23,241. Stock option compensation of $300,000 related to stock options granted to our officers and directors, management fees of $41,943 related to the payment to two directors for services, $41,784 related to travel to China to evaluate pharmaceutical companies and legal expenses related to the reorganization of Allwin Newtech and the raising of capital.

        Net and Comprehensive Loss. We had a net loss of $2,845,879 and a comprehensive loss of $2,791,033 for the fiscal year ending December 31, 1999, compared to a net loss of $471,717 and a comprehensive loss of $473,862 for the period February 10, 1998 to December 31, 1998. Calculated in the comprehensive loss for 1999 was a minority interest gain of $54,846. The comprehensive loss for 1998 included a foreign currency translation adjustment of $2,145 related to our operations in China.

Liquidity and Capital Resources

        We are an early stage pharmaceutical and biotechnological company that has commenced the manufacture and marketing of pharmaceutical products in China through its 75% equity interest in Nanjing Huaxin Biotech. Previously, the we have raised funds through equity financings to fund our operations and to provide working capital. Currently, we have no plans for further equity financings. However, if our losses continue, we may be require to finance our future operations through additional equity financings. As of December 31, 1999 and 1998 our working capital was $8,405,788 and $829,493, respectively. The increase in working capital during 1999 was due to a private placement conducted in the latter part of 1999 that provided gross proceeds of $10,645,000. At December 31, 1999, we had subscriptions receivables totaling $9,320,000 with the subscription proceeds being received by us subsequent to that year end.

        In September 1998, we raised $1 million through the sale of 2,000,000 shares of common stock. The proceeds raised were for working capital. In April 1999, we entered into a $600,000 loan agreement. The $600,000 loan beared interest at 8% and was due in six months with our right to extend the maturity date by an additional six months in September 1999. As an additional inducement for the loan, we issued 90,000 shares of common stock to the lender. In September 1999, we exercised our option to extend the loan by an additional period of six months. As discussed below, this debt was subsequently converted into shares common stock at $2.50 per share.

        On October 14, 1999, we entered into securities purchase agreements with two investors located in Hong Kong. Under the terms of this agreement, the investors purchased, in the aggregate, 600,000 shares of common stock at $2.50 per share, raising in the aggregate $1.5 million.

        On December 31, 1999, we completed a private placement raising $10,645,000 through the issue of 4,258,000 shares of common stock at a price of $2.50 per share. $600,000 of the gross proceeds from the December 1999 offering represented the conversion of the outstanding debt by the lenders into our shares of common stock at $2.50 per share.

                                    BUSINESS

General

        We are a development stage pharmaceutical and biotechnological company whose business plan is to develop, manufacture and market pharmaceutical products in China. We have acquired a 75% interest in a drug manufacturing company called Nanjing Huaxin Biotech Co. Ltd. located in Nanjing City, China and are currently implementing our proprietary technology which will allow it Nanjing Huaxin Biotech to produce drugs such as EPO in an efficient and cost-effective manner. Our strategy is to use our biotechnological expertise to produce and market pharmaceutical products primarily in China at costs which will be lower than those currently available.

Corporate History

Merger with First Geneva Investments, Inc.

        We were originally formed on August 22, 1989, as First Geneva Investments, Inc. First Geneva Investments was formed for the purpose of evaluating and acquiring businesses. From 1989 to 1998, First Geneva Investments had no significant activity. On August 17, 1998, pursuant to a share exchange agreement, First Geneva Investments issued 7,000,000 shares of its common stock and warrants to purchase 1,000,000 shares of its common stock in exchange for all of the outstanding shares of Allwin Newtech Ltd., a British Virgin Islands corporation. Allwin Newtech Ltd. was formed on February 10, 1998 for the purpose of developing pharmaceutical products in China. Allwin Newtech owns certain technology used to enhance the efficiency of producing EPO. As a result of the acquisition, the former shareholders of Allwin Newtech became 87.5% shareholders of First Geneva Investments and Allwin Newtech became its wholly-owned subsidiary. On September 21, 1998, First Geneva Investments changed its named to Dragon Pharmaceutical Inc.

Our Joint Ventures with Other Companies

Sanhe Kailong Bio-Pharmaceutical Limited Joint Venture

        On April 18, 1998, Allwin Newtech entered into a contract to acquire a 75% interest in a new joint venture called Sanhe Kailong Bio-pharmaceutical Limited, a corporation organized under the laws of China. Since that time, Allwin Newtech has increased its interest in Sanhe Kailong Bio-pharmaceutical Limited to 95%. The other 5% joint venture partner is Sinoway Biotech Limited. Sanhe Kailong was formed in 1998 for the purpose of developing, manufacturing and marketing pharmaceutical products in China.

        For its initial 75% interest, Allwin Newtech agreed to contribute approximately $1,000,000 and its technology to Sanhe Kailong. For its initial 25% interest, Sinoway Biotech was to contribute a contract to purchase a license to manufacture EPO and other drugs in China and a right to acquire a long term lease of 25 acres of land at a pharmaceutical park located in the Yanjiao Special Economic Zone, China. Upon our acquisition of Allwin Newtech, we assumed Allwin Newtech's interest in Sanhe Kailong Bio-pharmaceutical and are currently evaluating our options under the joint venture agreement. To increase Allwin Newtech's position from 75% to 95% in Sanhe Kailong, on March 19, 1999, we agreed to pay $250,000 and to issue 250,000 shares of our common stock to Sinoway Biotech. Sinoway Biotech will continue to hold the remaining 5% interest. Messrs. Ken Cai, Greg Hall and Longbin Liu serve as directors of Sanhe Kailong. At this time, we have neither contributed the $1,000,000 for research and development nor our technology to Sanhe Kailong. We have paid $250,000 to Sinoway Biotech to increase our interest in the joint venture but have not yet issued the 250,000 shares of stock. Due to our acquisition of Nanjing Huaxin and its license to manufacture EPO, we determined not pursue EPO manufacturing through the Sanhe Kailong joint venture. Consequently, the contract to produce a drug manufacturing license held by Sinoway Biotech was not deemed necessary was not contributed to Sanhe Kailong. Currently, Sanhe Kailong has no operations. Although no decision has been made, we may consider having Sanhe Kailong develop other pharmaceutical drugs.

Nanjing Huaxin Biotech Co. Ltd. Joint Venture

        On July 27,1999, Allwin Newtech closed a share transfer agreement with the Nanjing Medical Group Ltd. whereby, effective June 11, 1999, Allwin Newtech purchased from the Nanjing Medical Group 75% of its equity interest in Nanjing Huaxin Biotech Co. Ltd. The total purchase price for the 75% equity interest was $4.2 million. Of the $4.2 million, $1,218,100 had been allocated as working capital for the joint venture. As at February 29, 2000, Dragon had fulfilled all payment obligations for the Nanjing Huaxin acquisition.

        Nanjing Huaxin is located in Nanjing City, China and owns a license and production permit for the manufacture of EPO in China. Nanjing Huaxin currently manufactures approximately 300,000 doses of EPO annually; however we believe that the Nanjing Huaxin EPO production has been hampered by out-of-date technology. As part of our business strategy, we have supplied management assistance and capital investment to upgrade Nanjing Huaxin's facilities and implemented our production technology to increase production efficiency and decrease production costs. Nanjing Huaxin's board of directors consists of five directors of which three shall be appointed by Allwin Newtech. Messrs. Ken Cai, Longbin Liu and Philip Yuen, three of our directors, serve as directors of Nanjing Huaxin. Nanjing Huaxin was previously part of Nanjing Research Institute of Military Medical Science, a corporation operated by the Chinese military.

        Nanjing Huaxin currently produces EPO in China for kidney dialysis applications and Chinese governmental approval for cancer therapy applications is anticipated by the end of 2000.

        Originally, we contemplated entering the EPO market by acquiring an EPO license and building a manufacturing facility through our interest in Sinoway Biotech. This strategy would have required a large capital investment by us. In light of the anticipate capital investment in Sinoway Biotech, we acquired a 75% interest in Nanjing Huaxin which has an existing facility and necessary permits and licenses. Nanjing Huaxin has previously been producing an estimated 300,000 vials of EPO per year and markets its EPO under the name "Ning Hong Xin." We are currently evaluating our options regarding our investment in Sinoway Biotech.

Pharmaceutical Products

        Erythropoietin or EPO. EPO is a glycoprotein that stimulates and regulates the rate of formation of red blood cells. In the adult human, EPO is produced by the kidneys and acts on precursor cells to stimulate cell proliferation and differentiation into mature red blood cells. Kidney disease and chemotherapy or radiation therapy for treating cancer may impair the body's ability to produce EPO and, in turn, reduce the level of red blood cells to less than one-half that of healthy humans. The shortage of red blood cells leads to insufficient delivery of oxygen throughout the body. The result is anemia, which afflicts 90% of all dialysis patients. Symptoms of anemia include fatigue and weakness.

        One of the treatments for anemia is to provide EPO protein. This treatment is administered through dialysis tubing or by injection approximately three times per week, either intravenously or subcutaneously. EPO is most commonly administered to people with chronic renal failure, HIV patients being treated with anti-viral drugs, and cancer patients on chemo or radiation therapy. The treatment is less dangerous and generates fewer adverse side effects than the alternatives, which include blood transfusions and androgen therapy. However, side effects of EPO may include hypertension, headaches, shortness of breath, diarrhea, rapid heart rate and nausea.

Proprietary Biotechnology

        We have achieved enhanced efficiencies in the production of EPO by Nanjing Huaxin by introducing a high-yield mammalian cell line developed in China. Our scientists designed a unique plasmid vector for expression of target genes in mammalian cells and constructed the EPO-expression CHO (Chinese Hamster Ovary) cell line using this technology. The science behind our technology is summarized below.

        CHO cells are used for obtaining the EPO-expression cell lines. CHO cells have the ability of proliferating indefinitely in culture and are the most widely-used mammalian cells for producing recombinant proteins. The CHO cell-based expression system is considered the industry standard and is used by us for protein production.

        In order to construct a CHO cell line, which expresses a particular protein, the genetic materials encoding the sequences of the desired protein
(cDNA) are inserted into a plasmid vector. The plasmids are encapsulated in liposomes and then used to transfect the CHO cells. In addition to delivering the desired cDNA into CHO cells, it is the plasmid vector that largely determines whether the high yield of the recombinant protein production by the CHO cells has or has not been "transfected" (i.e., genetically modified by the uptake of the genetic material). The plasmid vector will allow the amplification of itself together with the cDNA of desired protein inside the CHO cells under certain conditions. This will lead to a higher level production of the desired protein by the transfected CHO cells.

        In addition to the protein genetic information that the plasmid vector transports into the CHO cells, several marker genes are also included within the plasmids. These genes produce enzymes that can be detected to provide an indication that the cells are transfected. This will be used to select the transformed cells from the unmodified cells. Some of the marker genes are used to induce the amplification of cDNA of the desired protein in the transformed cells. More cDNA copies would translate into a higher yield of the protein. Through a selection process, clones of the CHO cells with stable growth and the highest level of expression of the desired protein are selected. During this process, various techniques are used to amplify the number of copies of the cDNA that codes for the desired protein.

        These selected clones will be expanded into large volumes and stored in aliquots as the Master Cell Banks ("MCB") for large-scale protein production. The CHO cell culture systems for industrial production of recombinant proteins are variable for a few months of sustained protein production. After that, new cells from the MCB will be scaled up for another cycle. The protein produced by the CHO cells will be secreted into the media during the culture and the media obtained will be used to purify the desired protein.

Research and Development

        We have developed our own technology to construct a unique plasmid vector. This plasmid vector is used for constructing a CHO cell line, which produces EPO at high yields. We expect this technology to increase EPO production and reduce the cost of EPO production.

        The yield of our EPO-expression CHO cell line was tested at the Beijing Institute of Microbiology and Epidemiology in May of 1999. EPO production was calculated by measuring the EPO levels in the harvested media using ELISA. The yield of the results exceeded the estimated yields achieved by another manufacturer of EPO, and the estimated yields achieved by other Chinese producers.

        Our research and development is conducted in China and led by Dr. Liu. These activities are carried out by employees of Nanjing Huaxin as well as outside consultants.

        Approximately $4 million has been budgeted to finance the research and development of the Company's technology utilizing its proprietary vectoring process and its application to new products over the next 12 months. This research and development will be utilized to enhance the current manufacture of EPO by Nanjing Huaxin.

China's Markets

China's Pharmaceutical Market

        We believe China's pharmaceutical market is large and shows signs of continued expansion. The market has grown steadily since 1990, according to a U.S. Department of Commerce article (1998), "China-Drugs and Pharmaceuticals" detailing how the number of foreign-invested pharmaceutical ventures had increased from less than a dozen in the late 1980s to more than 1,800 today. New entrants in the Chinese pharmaceutical market in the past decade have included Johnson & Johnson, Bristol Myers Squibb, Hoffman La Roche and Hoechst Marion Roussel.

     Growth factors in the Chinese market include:

     o    Increasing population
     o    Increasing age of the population
     o    Increasing wealth
     o    Increasing awareness of Western medicines

        A market research firm has estimated that, based on factory exit-prices, sales revenues of Western medicines in China were $5 billion in 1997 and could reach $9 billion by 2002. Market shares include 39% for infectious drugs, 13% for digestive drugs and 11% for cardiovascular drugs. Approximately two-thirds of drugs are produced locally, while imports and joint venture products each represent about 15% of total supply.

        The increase of certain illnesses and diseases is also necessitating the need for modern medicines in China. The South China Morning Post reported that:
(i) sexually transmittable diseases have increased more than 72-fold since 1985;
(ii) incidents of hepatitis and tuberculosis have increased in many rural areas of China; and (iii) hypertension affects up to 80 million people.

        The Economist Intelligence Unit estimates that there are 38,000 retail pharmacies in China. Many are state-owned or are linked to government or military hospitals, but independent chains and locations in department and convenience stores are starting to emerge.

        Payment for EPO in China is primarily by the Health Reimbursement System of the government or directly by individuals. The Chinese government is currently reforming the health care system and attempting to establish a health insurance system.

China's EPO Market

        Sales of EPO in the Chinese market have been less than elsewhere in the world because current sales prices of $20 to $40 per vial make it too expensive for many of the patients who could benefit from it.

        China is in the process of finalizing its health care system and health insurance plan, and if established, the ability to purchase prescription drugs, including EPO, is expected to increase. For example, the health insurance plan is expected to have mandatory coverage for dialysis. A dialysis patient needs at least 80-100 doses of EPO per year. This will translate into a market demand in China of 50 million doses per year of EPO for dialysis alone. The coverage for EPO application for cancer related and other types of anemia is also expected. Considering the 2 million cases of cancer diagnosed in China each year, this well greatly expand the EPO market. Due to the size and complexity of instituting a healthcare system and health insurance plan in China, we are unable to predict when such health system will be implemented or when health insurance may become generally available.

        There are three sources of EPO in the Chinese marketplace. First, Amgen and Kirin service the market through offshore production facilities. However, the price to the consumer is prohibitive because of tariffs and a value added tax that combined add about 30% to the cost per vial. Second, there are approximately 5 existing domestic producers of EPO similar to Nanjing Huaxin. We believe that EPO can be freely produced and sold in China without infringing the patent rights of Kirin-Amgen (the U.S. patent holder) because no administration protection was filed with the China before EPO was exported to China. Furthermore, EPO is not currently subject to the U.S.-China agreement on intellectual property.

        The Company believes that a lower price would allow non-governmental workers the ability to afford EPO and would increase the likelihood of EPO being included on the reimbursement list of drugs that are supplied at no charge to government workers with prescriptions. We plan to attain this range of lower costs by producing domestically, thus avoiding import duties, and by producing with high-yield vector technology, thus avoiding the quality and inefficient yield problems of existing domestic producers.

        The third source of EPO is represented by Sinogen (China) Ltd., a Hong Kong subsidiary of U.S.-based Sinogen International Co. Ltd. Sinogen (China) reached an agreement in 1998 with the shareholders of the Shandong Yongming Vivogen Pharmaceutical Co. Ltd. to establish a new joint venture to research and develop EPO. This EPO was developed by the Nanjing Research Institute of Military Medical Sciences and the Hainan Yalong Institute of Biomedical Sciences. In October 1996, the Ministry of Health granted a new drug certificate to the drug and approval to start production was received in 1997. To the best of our knowledge, Sinogen (China) is currently producing between 500,000 and 1 million doses of EPO per year. The EPO drug license utilized by Sinogen (China) was granted to the former owners of the production facility. Sinogen (China) bought the existing company with the license and the production facility. It is still structured as a joint venture company and Sinogen (China) is the majority shareholder.

Competition

        The world market for EPO is approximately $3 billion in annual sales and is growing. The market is dominated by three firms: Amgen Inc. of Thousand Oaks, California; Ortho Pharmaceutical Corp., a subsidiary of Johnson & Johnson, Inc. of New Brunswick, New Jersey; and Kirin Brewery Company, Limited of Japan. EPO is marketed by Amgen as "Epogen," by Johnson & Johnson as "Procrit/Eprex" and by Kirin as "Espo." A fourth participant in the international EPO market is Roche Holding AG of Switzerland, which markets an EPO drug with a different heritage.

        Amgen was granted United States rights to market EPO under a licensing agreement with Kirin-Amgen, Inc., a joint venture between Kirin and Amgen that was established in 1984. Johnson & Johnson acquired the rights to EPO from Kirin-Amgen for all treatments except kidney dialysis in the United States and for all uses outside the United States in 1985. Both Amgen and Kirin individually manufacture and market EPO for China and Japan. These international drug companies all have more financial resources than we do.

        In addition to these international drug companies, we will be competing with existing and potential domestic producers such as Sunshine and Sinogen.

        We expect to have a competitive advantage due to our high production yield which should result in larger profit margins compared to other domestic producers. We will continue to have our EPO product included on the government reimbursement list although other EPO producers are also represented on this list. However, we intend to market our EPO product at a cost that is lower than competitors which is expected to give us a competitive advantage.

        Competition among drug producers is expected to increase during 2000 and probably during 2001. After then, we anticipate that the EPO producers with the strongest marketing networks, best quality and price, and highest market shares will survive to service the EPO market in China.

        Potential competition to EPO market includes other products or technologies that are successful in attacking anemia. Hoechst Marion Roussel is currently conducting clinical trials on gene-activated erythropoietin for the treatment of anemia, while Alkermes, Inc. of Cambridge, Massachusetts and Johnson &Johnson are currently conducting clinical trials with a sustained delivery formulation of Epoetin alfa for the treatment of anemia. Amgen has sole rights to Novel Erythropoiesis Stimulating Protein, a second-generation EPO molecule that will pose serious competition to the existing products because it offers the possibility of less frequent dosing (i.e., once a week rather than three times a week). Phase I clinical trials have commenced in pre-dialysis patients, and Amgen expects to begin studies in chemotherapy-induced anemia this year.

        In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that could increase their ability to reach customers in the Chinese market. Such existing and future competition could affect our ability to penetrate the Chinese market and generate sales revenues. Determining the degree, intensity and duration of competition or the impact of such competition on our financial and operating results are uncertain. No assurances can be given that we will be able to compete successfully against current and future competitors, and any failure to do so would have a material adverse effect on our business.

Intellectual Property, Government Approvals and Regulations

        We have received legal advice that the development, production or marketing of EPO in China is not subject to U.S. patents currently held by Kirin-Amgen because no corresponding patent was filed in China. Also, no administrative protection has been filed on EPO with the Chinese government authorities by Kirin-Amgen. In addition, we do not anticipate that any such patent or administrative protections will be imposed by U.S.-China agreements on intellectual property. As a result, we have not sought to obtain any rights or licensing from patent holders for the production or marketing of EPO in China. However, there is no assurance that U. S. patent holders or licensees may not attempt to assert claims of patent infringement in order to curtail or prevent the our production and sale of EPO in China.

        The development and manufacture of EPO requires a license from the Ministry of Health, China. Our subsidiary Nanjing Huaxin currently is licensed to market and sell EPO for kidney dialysis applications. It is anticipated that governmental approval to use EPO for additional applications such as cancer related anemia, pregnancy related anemia and surgery recovery will be granted later this year.

        Our technology is not protected by any patents or copyrights nor do we intend to seek any such protection. We require all our [research] employees to sign confidentiality agreements regarding their work. However, without patent or copyright protection, we may not be able to prevent duplication of our vector technology by competitors.

Doing Business in China

        Our business is being conducted in China and will be subject to the political, social and economic environment in the People's Republic of China. China is controlled by the Communist Party of China. Under its current leadership, China has been pursuing economic reform policies, including the encouragement of private economic activity and greater economic decentralization. However, the Chinese central government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy. Accordingly, the Chinese government actions in the future, including any decision not to continue to support current economic reform programs and to return to a more centrally planned economy, or regional or local variations in the implementation of economic reform policies, could have a significant effect on economic conditions in China or particular regions thereof. Economic development may be further limited by the imposition of austerity measures intended to reduce inflation, the inadequate development or maintenance of infrastructure or the unavailability of adequate power and water supplies, transportation, raw materials and parts, or a deterioration of the general political, economic or social environment in the PRC, any of which could have a material adverse effect on our business, financial condition and results of operations. Moreover, economic reforms and growth in China have been more successful in certain provinces than others, and the continuation or increase of such disparities could affect the political or social stability of China.

        If we were required to move our manufacturing operations outside of the China, our potential profitability, competitiveness and market position could be materially jeopardized, and there could be no assurance that we could continue our operations. Our business and prospects are dependent upon agreements with various entities controlled by Chinese governmental instrumentalities. The failure of such entities to honor these contracts, or the inability to enforce these contracts in China could adversely affect our business operations. There can be no assurance that assets and business operations in China will not be nationalized, which could result in the total loss of our investment in China.

        The legal system of China relating to foreign investments is relatively new and continues to evolve thus creating uncertainty as to the application of its laws and regulations in particular instances. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Furthermore, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. As a legal system in China develops with respect to these new types of enterprises, foreign investors may be adversely affected by new laws, changes to existing laws (or interpretations thereof) and the preemption of provincial or local laws by national laws. In circumstances where adequate laws exist, it may not be possible to obtain timely and equitable enforcement thereof.

Suppliers

        Nanjing Huaxin produces the materials for EPO. The medium used for culturing cells is commercially available from several sources.

Customers

        Our customers are those who were previous customers through Nanjing Huaxin. We intend to expand this customer base through an expanded marketing group at Nanjing Huaxin.

        We began realizing revenue in 1999 from the sale of EPO by our subsidiary Nanjing Huaxin. Nanjing Huaxin was producing EPO at the time of our acquisition. However, its production yields were low and its technology outdated. We have begun to upgrade and improve Nanjing Huaxin's production facilities and to implement our technology to increase EPO production at these facilities.

Employees

        As of June 30, 2000, we had no employees but engaged three consultants, Messrs. Liu, Maskerine and Walsh, to perform administrative services. We expect to commence hiring full and/or part-time employees during the calendar year 2000. Nanjing Huaxin has approximately 100 employees in China. Sanhe Kailong has no employees.

                                    PROPERTY

        Our corporate offices are located at 543 Granville Street, Suite 1200, Vancouver, British Columbia, Canada V6C 1X8. We also have an office in Beijing, China located at 11th Floor, Suite 18-19, China World Tower 2, 1 Jianguomenwai Avenue, Beijing, 100004.

        Nanjing Huaxin currently leases a large production facility in Nanjing, China.

        The Sanhe Kailong joint venture has the right to purchase 25 acres of land at a pharmaceutical park in China's Yanjiao Special Economic Zone.

                                   MANAGEMENT

Directors and Executive Officers

        Our directors and executive officers, and their ages and positions, and duration as such, are as follows:


Name                          Position                          Age     Period
----------------------        --------------------------------- ---     -------------------------------
Longbin Liu                   President, Chief Executive        37      September 1998 - present
                              Officer and Director
Shaun Maskerine               Secretary/Treasurer               32      July 1998      - present
Ken Z. Cai                    Director, Chief Financial Officer 35      September 1998 - present
Greg Hall                     Director                          43      September 1998 - present
Alexander Wick                Director                          62      September 1998 - present
Philip Yuen Pak Yiu           Director                          64      November 1999  - present
Dr. Yiu Kwong Sun             Director                          62      November 1999  - present
Robert Friedland              Director                          49      January 2000   - present
Jackson Cheng                 Director                          34      September 1998 - January 2000


Business Experience

        The following is a description of our executive officers and directors and their business background for at least the past five years.

        Dr. Longbin Liu, M.D. is the President, Chief Executive Officer and Director of Dragon. He has 15 years of biotechnology experience in North America, Japan and China, most recently as an Assistant Professor of Medicine in the Division of Cardiovascular Medicine of the University of Massachusetts Medical Centre where he had served since 1995, before joining Dragon in September 1998. Dr. Liu earned his medical degree from Hunan Medical University in 1983.

        Dr. Ken Z. Cai is Chief Financial Officer and a Director of Dragon. Dr. Cai has a Ph.D in Mineral Economics from Queen's University in Kingston,
Ontario, as well as 16 years of experience in mining, public company administration and financing. Since February 1996, he has been a Director and the President and Chief Executive Officer of Minco Mining and Metals Corporation, a Toronto Stock Exchange-listed company involved in mining exploration and development in China. Dr. Cai has extensive experience in conducting business in China for the past 15 years and is currently the Chairman of the Board of four Sino-foreign joint ventures.

        Mr. Greg Hall is a Director of Dragon. Mr. Hall is a stockbroker with 17 years of corporate finance and public offerings experience. Since April, 1999, Mr. Hall has been a Senior Vice President of Yorkton Securities Inc. in Vancouver, Canada. Prior to joining Yorkton Securities, Mr. Hall was with Canaccord Capital for ten years. He is a former member/seat holder of the Vancouver Stock Exchange. Prior to joining Canaccord Capital, Mr. Hall was the Co-Founder of both Pacific International Securities and Georgia Pacific Securities Corporation.

        Mr. Robert Friedland became a Director of Dragon on January 21, 2000. For more than five years, Mr. Friedland has been Chairman and President of Ivanhoe Capital Corporation, a Singapore-based venture capital company with worldwide interests in resource and high-tech companies. Mr. Friedland is Chairman and President of Ivanhoe Mines and Deputy Chairman of Ivanhoe Energy, which is active in China in partnership with China National Petroleum
Corporation. Mr. Friedland was named Developer of the Year in 1996 by the Canadian Prospectors and Developers Association of Canada for his work in establishing and financing international mining and exploration companies, including Diamond Fields, and owner and developer of the Voisey's Bay nickel deposit, which was sold to INCO Limited for CDN $4.3 billion.

        Dr. Alexander Wick is a Director of Dragon. Dr. Wick holds a doctorate degree in synthetic organic chemistry from the Swiss Federal Institute of Technology and has completed post-doctoral studies at Harvard University. He has 30 years of biotechnology and pharmaceuticals experience and is currently the President of Sylachim, a chemicals and pharmaceuticals producer located in France, which position he has held since 1995.

        Mr. Philip Yuen Pak Yiu is a Director of Dragon. Mr. Yuen has been a legal practitioner in Hong Kong since graduating from law school in London, England in 1961. In 1965, he established the law firm of Yung, Yu, Yuen and Co. and is now the principal partner of the firm. Mr. Yuen has over 30 years experience in the legal field and has been a director of several large listed companies in various industries. He is a director of the Association of China-appointed Attesting Officers Limited in Hong Kong, a standing committee member of the Chinese General Chamber of Commerce in Hong Kong, a member of the National Committee of the Chinese People Political Consultative Conference and an arbitrator for the China International Economic and Trade Arbitration Commission.

        Dr. Yiu Kwong Sun is a Director of Dragon. Dr. Sun graduated from the University of Hong Kong Faculty of Medicine in 1967. He is a Founding Fellow of the Hong Kong College of Family Physicians and a Fellow of the Hong Kong Academy of Medicine. Since 1995, he has served as the Chairman of the Dr. Sun Medical Centre Limited which has been operating a network of medical centers in Hong Kong and China for the past 20 years. He is also the Administration Partner of United Medical Practice, which manages a large network of medical facilities throughout Hong Kong and Macau. Dr. Sun has been a member of the Dr. Cheng Yu Fellowship Committee of Management of the University of Hong Kong Faculty of Medicine since 1997.

        Mr. Shaun Maskerine is Secretary and Treasurer of Dragon. From July 7, 1998, to November 23, 1999, he was also a director. From July 7, 1998, to September 18, 1998, Mr. Maskerine was President of Dragon. Since January 1999, Mr. Maskerine has been the President and Director of Aquarius Ventures Inc., a resource based company. From March 1998 to January 1999, Mr. Maskerine was Vice

President of Finance of Aquarius Ventures. He is also the President and Director of Global Petroleum Inc., another resource based company. He has held these positions since September 1998. Aquarius Ventures Inc. and Global Petroleum Inc. are both listed on the Canadian Venture Exchange. Prior to March 1998, Mr. Maskerine was a management consultant in the hotel/tourism industry.

        Ms. Anna Liu is the Controller for the Company. Ms. Liu is a Certified General Account Candidate and has been working as an accountant for North American companies with Chinese operations for 5 years. Ms. Liu received her Masters in Economics from the University of British Columbia.

Committees of the Board

        The Board has an Executive Committee consisting of Messrs. Liu, Cai, and Hall. The Executive Committee's primary function is to administer all our daily operating activities, including our subsidiaries and joint venture companies. The Board has also created committees to direct our operations in each functional area. The Finance Committee is comprised of Messrs. Cai, Yuen and Hall. The Technology Committee is comprised of Messrs. Wick, Liu and Suen. The Investor Relations Committee is comprised of Messrs. Cai and Hall.

Family Relationships

        There are no family relationships between any director or executive officer.

                             EXECUTIVE COMPENSATION

        The following table sets forth the compensation of our Chief Executive Officer during the last two complete fiscal years. No other officers or directors received annual compensation in excess of $100,000 during the last two complete fiscal years.

                                                     SUMMARY COMPENSATION TABLE


                                         Annual Compensation                                  Long Term Compensation
                            --------------------------------------------- ----------------------------------------------------------
                                                                                     Awards                  Payout
                                                                          -----------------------------  -------------
                                                                            Restricted    Securities          LTIP      All Other
                                                         Other Annual          Stock      Underlying         Payout    Compensation
                     Year      Salary    Bonus ($)     Compensation ($)      Award(s)    Options (#)          ($)          ($)
                  ---------  ---------- -----------   ------------------- -------------  --------------  ------------- -------------
Longbin Liu          1999       $72,000      -0-             -0-                -0-               -0-         -0-          -0-
President
                     1998       $36,000                                                       300,000
Shaun Maskerine      1998        $5,943      -0-             -0-                -0-            75,000         -0-          -0-
Prior President

-----------------------------


        In September, 1998, Dr. Longbin Liu replaced Mr. Maskerine as President of Dragon. We have entered into oral consulting agreements with Dr. Liu and Mr. Maskerine pursuant to which they provide administrative services to us. Dr. Liu, as President, is paid an annual salary of $72,000 and received stock options to purchase 300,000 shares of common stock. Mr. Maskerine, our former president, serves as our Secretary/Treasurer and is paid an annual salary of $24,000. Mr. Maskerine also received stock options to purchase 75,000 shares of common stock. These consulting agreements are terminable at will.

Employment/Consulting Agreements

        In June, 1999, we entered into a one-year consulting agreement with E. Pernet Portfolio Management for the purpose of providing financial consulting services which was not renewed. The consultant was paid a fee and was granted options to purchase 50,000 shares of common stock at an exercise price of $0.50 per share. This option expires June, 2004. We have also entered into agreements for the provision of technical advice with 16 individuals (Wenjuan Zhang, Xiaoshan Liang, Wayne Zhou, Suju Zhong, Zhiqiang Han, Lin-Ling Chen, Haito Wang, Zuze Wu, Jili Zhuang, Guangming Zhong, Jin Yuan, Fen Zhou, Youfu Li, Teresa Liu, Sy-Jenq Loong, Minron Wang). These individuals are not paid a fee but were granted options to purchase shares of common stock at an exercise price of $0.50 and $2.50 per share with a term of 5 years. As of June 30, 2000, we have issued options to purchase 250,000 shares of our common stock at an exercise price of $0.50 and 60,000 shares at an exercise price of $2.50 to our technical consultants.

Director Compensation

        Directors are not paid cash for their services but do receive stock options for serving as such.

Stock Option Plans

        We have no stock option plan. However, the Board of Directors has approved the issuance of stock options to our employees, directors, officers and consultants. Unless otherwise provided by the Board, all options are exercisable for a term of five years. No option is transferable by the optionee other than by will or the laws of descent and distribution. As of June 30, 2000, there were options to acquire 1,555,500 shares of common stock outstanding.

        The following table sets forth the stock options granted to Messrs. Liu and Maskerine during the past fiscal year:

                     OPTIONS GRANTED IN THE YEAR ENDED DECEMBER 31, 1999



                         Number of
                         Securities      % of Total Option
                         Underlying         Granted to        Exercise of
                      Options Granted      Employees in       Base Price
Name                      in 1999        Fiscal Year 1999      ($/share)       Expiration Date
-----------------     ----------------  -------------------  ------------      ---------------
Longbin Liu                  0                   0                 0
Shaun Maskerine            75,000              12.1%             $0.50          November 5, 2004



        The following table sets forth the option value for Messrs. Liu and Maskerine as of December 31, 1999. As of December 31, 1999, the per share price of one share of common stock was $3.69 as quoted on the OTC Bulletin Board.

                       FISCAL YEAR END OPTION VALUE (DECEMBER 31, 1999)


                            Number of Securities Underlying             Value of Unexercised in the
                              Unexercised Options/SARs at              Money Options/SARs at Fiscal
                                  Fiscal Year End (#)                            Year End

                               Exercisable/Unexercisable Options     Exercisable/Unexercisable Options
Name                               at December 31, 1999                  at December 31, 1999
----------------------    --------------------------------------     -----------------------------------
Longbin Liu                              300,000/0                              $1,060,000/0
Shaun Maskerine                           75,000/0                              $  276,750/0


Limitation of Liability and Indemnification Matters

        We have adopted Section 607.0850 of the 1999 Florida Statutes, Business Organization of the State of Florida in its bylaws. Section 607.0850 states:

     (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (2) A corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Ownership by Executive Officers, Directors and Principal Stockholders

        The following table sets forth, as of June 30, 2000, certain information with respect to the beneficial ownership of the our common stock by each stockholder known by us be the beneficial owner of more than 5% of our common stock, by each our executive officers and directors and our executive officers and directors as a group.

        As of June 30, 2000, there were 16,100,000 shares of common stock outstanding.


                                                                Percentage
                                                                 Number of        Beneficially
Name and Address                                                 Shares(1)           Owned
------------------------------------------------------------  --------------     ---------------
Arbora Portfolio Management(2)
Gartenstrasse 38
Zurich, Switzerland                                              1,062,500            6.6%


                                                                Percentage
                                                                 Number of        Beneficially
Name and Address                                                 Shares(1)           Owned
------------------------------------------------------------  --------------     ---------------


Zhibin Cai
18 Main Street
Votian
Hubei, China                                                       999,000            6.2%

Yu Fongmei
317 Meilhai Garden, Fontain
Beijing, China                                                     900,000            5.6%

Robert Friedland                                                 1,100,100(2)         6.6%
No. 1 Temasek Avenue
#37-02 Millenia Tower
Singapore  039192

Chimei Wu Ho
396 Chungshan Road, Sec 2
Puli Town, Taiwan                                                2,400,000           14.9%

Longbin Liu                                                        300,000(3)         1.9%

Shaun Maskerine                                                     81,250(4)            *

Ken Cai                                                            200,000(3)         1.3%

Greg Hall                                                          200,000(3)         1.3%

Philip Yuen                                                        202,500(5)         1.2%

Alexander Wick                                                     100,000(3)            *

Yiu Kwong Sun                                                      100,000(3)            *

All directors (8 persons) and executive officers as a group      2,283,750(6)        12.8%
------------------------


*    Represents less than one percent.

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within sixty days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 500,000 shares of common stock owned by Newstar Securities Ltd. (a company controlled by Mr. Friedland) with the balance representing options exercisable within sixty days.

(3)  Represents options exercisable within sixty days.

(4) Includes 6,250 shares of common stock owned with the balance representing options exercisable within sixty days.

(5) Includes 62,500 shares of common stock owned with the balance representing options and warrants exercisable within sixty days.

(6)  Includes options and warrants to acquire 1,715,000 shares of common stock.

                              PLAN OF DISTRIBUTION

        The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

     (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     (c)  an exchange distribution in accordance with the rules of the exchange;

     (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     (e)  privately negotiated transactions;

     (f) market sales (both long and short to the extent permitted under the federal securities laws); and

     (g)  a combination of any aforementioned methods of sale.

        In  effecting  sales,   brokers  and  dealers  engaged  by  the  selling
stockholders may arrange for other brokers or dealers to participate.

        Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if said broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

        The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

        All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

                              SELLING STOCKHOLDERS

        Set forth below is a list of all stockholders who may sell shares pursuant to this prospectus. The "No. of Shares" column represents the number of shares owned by the selling shareholder and the number of shares underlying warrants/options column represents the number of shares that may be acquired by such selling shareholder within sixty days pursuant to a warrant/option. The "total" column represents the number of shares beneficially owned by the selling stockholders and is the sum of the number of shares and number of shares underlying warrants/options columns. The "Common Shares Beneficially Owned Following the Offering" assumes all shares registered are sold by the selling shareholder.

                                                                                               Number of       Common Shares
                                                                                                Common       Beneficially Owned
                                                  Common Stock Beneficially                  Shares Offered      Following
                                                 Owned Prior to the Offering                    Hereby          the Offering
                                      -------------------------------------------------------
                                                       No. Shares
                                         No. of        Underlying                                             No. of
Name of Shareholder                      Shares     Warrants/Options      Total         %                     Shares        %
------------------------------------  -----------  ------------------ ------------ ---------- ------------   --------    ------
Arbora Portfolio Management             250,000              0           250,000      1.55       250,000        0           0
New Dragon (No. 3) Investments Ltd      200,000              0           200,000      1.24       200,000        0           0
Bunnaton Ltd.                            80,000              0            80,000         *        80,000        0           0
Doug Casey                               20,000              0            20,000         *        20,000        0           0
Dragon Gold Corporation                  50,000              0            50,000         *        50,000        0           0
Medi Ray Group Inc.                      30,000              0            30,000         *        30,000        0           0
Morning Sun Holdings Ltd.               100,000              0           100,000         *       100,000        0           0
Frank Juck Fai Cheng                     10,000              0            10,000         *        10,000        0           0
Yeung Kit Ming                            6,350              0             6,350         *         6,350        0           0
Corona Tung Wing Fon                      2,150              0             2,150         *         2,150        0           0
Leung Sun Yuen                           12,750              0            12,750         *        12,750        0           0
Wong Sui Kuen                             2,100              0             2,100         *         2,100        0           0
Cheung Chi Wing                           2,150              0             2,150         *         2,150        0           0
Tam Yung Ping                            10,600              0            10,600         *        10,600        0           0
Chan Tsok Hung                            2,100              0             2,100         *         2,100        0           0
Wu Cho Woon                              19,100              0            19,100         *        19,100        0           0
Chu Sung Hei                             12,700              0            12,700         *        12,700        0           0
Tim Sun                                   5,000              0             5,000         *         5,000        0           0
Amy Wing Hang Chau                       20,000              0            20,000         *        20,000        0           0
Stephanie Pui San Wong                   20,000              0            20,000         *        20,000        0           0
J Aitken Instrument Controls Inc          5,000              0             5,000         *         5,000        0           0
Bohn Consulting Ltd                       5,000              0             5,000         *         5,000        0           0
Perry Doell                               2,500              0             2,500         *         2,500        0           0
Zenon Dragan                              2,500              0             2,500         *         2,500        0           0
Victor Lee                                5,000              0             5,000         *         5,000        0           0
Peter McGourty                            2,500              0             2,500         *         2,500        0           0
Richard Siu                               5,000              0             5,000         *         5,000        0           0
Donald Lee                                2,500              0             2,500         *         2,500        0           0
Glen Cole                                 5,000              0             5,000         *         5,000        0           0
David Boyko                               6,000              0             6,000         *         6,000        0           0
Joe Kuliasa                               5,000              0             5,000         *         5,000        0           0

                                                                                               Number of       Common Shares
                                                                                                Common       Beneficially Owned
                                                  Common Stock Beneficially                  Shares Offered      Following
                                                 Owned Prior to the Offering                    Hereby          the Offering
                                      ------------------------------------------------------
                                                       No. Shares
                                         No. of        Underlying                                             No. of
Name of Shareholder                      Shares     Warrants/Options      Total         %                     Shares        %
------------------------------------  -----------  ------------------ ------------ ---------- ------------   --------    ------

Brent English                             2,500              0             2,500         *         2,500        0           0
Gary Yee                                  2,500              0             2,500         *         2,500        0           0
Garth Fradette                            3,750              0             3,750         *         3,750        0           0
Doug Gittens                              5,000              0             5,000         *         5,000        0           0
Linda Wong                                5,000              0             5,000         *         5,000        0           0
Roberto Chu                              50,000              0            50,000         *        50,000        0           0
Jackson Chak Sung Cheng                  30,250              0            30,250         *        30,250        0           0
Arbora Portfolio Management              67,500              0            67,500         *        67,500        0           0
Goldpac Investment Fund                  22,500              0            22,500         *        22,500        0           0
Huimin Liu                               22,500              0            22,500         *        22,500        0           0
Philip Pak Yiu Yuen (Director)           22,500              0            22,500         *        22,500        0           0
Yukon Health Enterprises Ltd            300,000        300,000           600,000      3.66       600,000        0           0
Global Equities Overseas Ltd            300,000        300,000           600,000      3.66       600,000        0           0
Zhiquan Cai                             100,000        100,000           200,000      1.24       200,000        0           0
Yuang Chen Chu Kuo                      160,000        160,000           320,000      1.97       320,000        0           0
Huimin Liu                               90,000         90,000           180,000      1.11       180,000        0           0
Dragon Gold Corporation                 125,000        125,000           250,000      1.54       250,000        0           0
Doug Casey                               25,000         25,000            50,000         *        50,000        0           0
USGI/China Region Opportunity Fund      100,000        100,000           200,000      1.24       200,000        0           0
Medi-Ray Group Inc                       50,000         50,000           100,000         *       100,000        0           0
Li-Yen Huang                             10,000         10,000            20,000         *        20,000        0           0
Constance Elligson                        3,000          3,000             6,000         *         6,000        0           0
Candace Greene                           40,000         40,000            80,000         *        80,000        0           0
Bunnaton Ltd.                            25,000         25,000            50,000         *        50,000        0           0
Mountainview Capital Corporation          5,000          5,000            10,000         *        10,000        0           0
Arbora Portfolio Management             245,000        245,000           490,000      3.00       490,000        0           0
Goldpac Investment Fund                 160,000        160,000           320,000      1.97       320,000        0           0
Lloyds TSB Bank plc                      80,000         80,000           160,000         *       160,000        0           0
Jean Zhang                               40,000         40,000            80,000         *        80,000        0           0
Shi You Liu                              20,000         20,000            40,000         *        40,000        0           0
Zhang Bing                               20,000         20,000            40,000         *        40,000        0           0
You Lik Chieng                           10,000         10,000            20,000         *        20,000        0           0
Gwynneth Gold Limited                   150,000        150,000           300,000      1.85       300,000        0           0
Moon Ying Chu                            20,000         20,000            40,000         *        40,000        0           0
Charles Grose                            50,000         50,000           100,000         *       100,000        0           0
Shui Bao                                 40,000         40,000            80,000         *        80,000        0           0
Yinhao Ma                                10,000         10,000            20,000         *        20,000        0           0
Maxton Investment Holdings Limited      300,000        300,000           600,000      3.66       600,000        0           0
Aton Ventures Fund Limited              100,000        100,000           200,000      1.24       200,000        0           0
Li and Fang Enterprises Ltd.            100,000        100,000           200,000      1.24       200,000        0           0
James Yu                                 10,000         10,000            20,000         *        20,000        0           0
Xu Li                                    10,000         10,000            20,000         *        20,000        0           0
Liu Guo Lan                              10,000         10,000            20,000         *        20,000        0           0
Chiu-ling Chang                          10,000         10,000            20,000         *        20,000        0           0
Alcardo Investments Limited             100,000        100,000           200,000         *       200,000        0           0
Berycon Limited                         500,000        500,000         1,000,000      6.02     1,000,000        0           0
Chow Tai Fook Nominee Limited         1,000,000      1,000,000         2,000,000     11.70     2,000,000        0           0


                                                                                               Number of       Common Shares
                                                                                                Common       Beneficially Owned
                                                  Common Stock Beneficially                  Shares Offered      Following
                                                 Owned Prior to the Offering                    Hereby          the Offering
                                       ------------------------------------------------------
                                                       No. Shares
                                         No. of        Underlying                                             No. of
Name of Shareholder                      Shares     Warrants/Options      Total         %                     Shares        %
------------------------------------  -----------  ------------------ ------------ ---------- ------------   --------    ------
Newstar Securities Ltd
(Affiliate of Robert                    500,000        500,000         1,000,000      6.02     1,000,000        0           0
Friedland, a Director)
Philip Pak Yiu Yuen (Director)           40,000         40,000            80,000         *        80,000        0           0
Jackson Chak Sung Cheng                 100,000              0           100,000         *       100,000        0           0
Teresa Liu                                1,000              0             1,000         *         1,000        0           0
Suju Zhong                                3,000              0             3,000         *         3,000        0           0
Zhiqiang Han                              3,000              0             3,000         *         3,000        0           0

-------------------------
*Less than one percent.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, executive officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

        In August 1998, pursuant to a share exchange agreement, we issued 7,000,000 shares of our common stock and warrants to purchase 1,000,000 shares of our common stock in exchange for all of the outstanding shares of Allwin Newtech Ltd. At the time of this transaction, Messrs. Liu, Ken Cai and Yuen were officers or directors of Allwin Newtech. None of these individuals listed in the foregoing sentence held any positions or owned shares of First Geneva Investments, Inc., our predecessor. As a result of the acquisition; (i) the former shareholders of Allwin Newtech became 87.5% shareholders of First Geneva and Allwin Newtech became a wholly-owned subsidiary of Dragon; (ii) the President of First Geneva, Mr. Maskerine, continued as our President (until September, 1998); and (iii) Messrs. Liu, Cai and Cheng, who were President and directors of Allwin Newtech, became our directors. With the exception of Mr. Maskerine, all of the other principal stockholders listed above acquired their shares in this exchange transaction

        We currently rent space for our executive offices from Minco Mining and Metals Corporation for CDN $2,500 per month. Mr. Cai, one of our directors, is President of Minco Mining. We believe that this rent is competitive with rent that would be charged by a non-affiliated landlord for comparable space.

        Messrs. Ken Cai, Greg Hall and Longbin Liu served as directors of Sanhe Kailong prior to the entering into our joint venture with Sinoway Biotech. They continue to serve as directors of Sanhe Kailong. Messrs. Ken Cai, Greg Hall and Longbin Liu also serve as officers and directors of Allwin Newtech, our wholly-owned subsidiary. Messrs. Ken Cai, Longbin Liu and Philip Yuen had served prior to the joint venture and continue to serve as directors of Nanjing Huaxin, a joint venture in which we own a 75% interest.

        Dr. Longbin Liu has interests in two additional pharmaceutical companies currently developing biotech products. Alphatech Bioengineering Co. is a private company registered in Hong Kong. Alphatech is currently developing GM-CSF and HbsAg vaccine. Both projects are in the pre-clinical stage. Dr. Liu has a 50% equity interest in Alphatech. RecomGen Biotech Co., Ltd. is a private company registered in China. RecomGen is developing tPA for treating heart attacks and strokes. Dr. Liu holds a 90% equity interest in RecomGen. Both of these companies were incorporated and Dr. Liu's involvement in both projects began prior to our establishment. We may, at some time in the future, enter into negotiations with both or either of these companies to acquire technology and/or biotech products.

                          DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 50,000,000 shares of common stock, $.001 par value. As of June 30, 2000, there were 16,100,000 shares of common stock outstanding and 4,858,000 shares of Common Stock issuable upon exercise of outstanding warrants and options.

Common Stock

        Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

        Holders of common stock are entitled to receive the dividends as may be declared by our Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend.
It is not anticipated that dividends will be paid in the foreseeable future.

        Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding our common stock. All of the outstanding shares of common stock are fully paid and nonassessable and assuming compliance with the terms of the warrant, all of the shares of common stock issued upon the exercise of the outstanding warrants will be, upon issuance, fully paid and non-assessable.

Warrants

        In connection with various acquisition, compensation and financing transactions, we have outstanding warrants to purchase 600,000 shares of common stock at $2.50 per share, which expire on October 28, 2000, and warrants to purchase 4,258,000 shares of common stock at $2.50 per share, which expire on January 1, 2001.

Options

        As of June 30, 2000 the Company had issued options to purchase 1,562,500 shares of Common Stock to thirty-six individuals. Of the total, 1,395,000 are exercisable at $0.50 per share, 60,000 are exercisable at $2.50, while the remaining 107,500 are exercisable at $7.00 per share. All options are exercisable for up to 5 years unless the optionholder's association with the Company is terminated, in which case, the options must be exercised within 30 days of such termination and are cancelled thereafter.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Interwest Transfer Company, Salt Lake City, Utah

                                LEGAL PROCEEDINGS

        We are not a party to any legal proceedings.

                                  LEGAL MATTERS

        The validity of the shares of common stock offered by the selling stockholders will be passed upon by the law firm of Bartel Eng Linn & Schroder, Sacramento, California.

                                     EXPERTS

        Our consolidated balance sheets as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and December 31, 1998 and for the period from February 10, 1998 (date of inception) to December 31, 1999, included in this prospectus have been audited by Moore Stephens Ellis Foster, independent chartered accountants, as set forth in their report accompanying the financial statements and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

        The balance sheet and related statements of operation, stockholder's equity and cash flows for Nanjing Huaxin Bio-Pharmaceuticals Co., Ltd. for the years ended December 31, 1998, and December 31, 1997, and for the period from January 1, 1999 to June 11, 1999, included in this prospectus have been audited by Moore Stephens Ellis Foster, independent chartered accountants, as set forth in their report accompanying the financial statement and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

                              AVAILABLE INFORMATION

        We have filed a registration statement on Form SB-2, together with all amendments and exhibits, with the Securities and Exchange Commission. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may review a copy of the registration statement at the Securities and Exchange Commissions's public reference room, and at Securities and Exchange Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

                              FINANCIAL STATEMENTS

        Our financial statements are filed as follows:

Report of Independent Accountants..........................................................F-1
Year-end Consolidated Balance Sheets.......................................................F-2
Year-end Consolidated Statements of Operations.............................................F-3
Year-end Consolidated Statements of Stockholders' Equity...................................F-4
Year-end Consolidated Statements of Cash Flows.............................................F-5
Notes to Consolidated Financial Statements.......................................F-6 thru F-19
Report of Independent Accountants.........................................................F-20
Consolidated Balance Sheet (Unaudited) as of March 31, 2000...............................F-21
Consolidated Statements of Operation (Unaudited)
        For the Three Months Ended March 31, 2000 ........................................F-22
Consolidated Statement of Stockholders' Equity (Unaudited)................................F-23
Consolidated Statements of Cash Flow (Unaudited)
        For the Three Months Ended March 31, 2000.........................................F-24
Selected Information - Substantially All Disclosures Required by
        Generally Accepted Accounting Principles are not Included...............F-25 thru F-37

        The financial statements pertaining to Nanjing Huaxin are as followed:

Report of Independent Accountants.........................................................F-38
Year-end  Balance Sheets..................................................................F-39




Year-end  Statements of Stockholders' Equity..............................................F-40
Year-end  Statements of Operations........................................................F-41
Year-end  Statements of Cash Flows........................................................F-42
Notes to Financial Statements...................................................F-43 thru F-48

        The  following  pro  forma  financial   statements   pertaining  to  the
acquisition of Nanjing Huaxin are as follows:

Pro Forma Statements of Operations........................................................F-49
Notes to Pro Forma Financial Statements...................................................F-50


DRAGON PHARMACEUTICALS INC.
& SUBSIDIARIES

Consolidated Financial Statements
(Expressed in US Dollars)

December 31, 1999 and 1998



                   Index
-------------------------------------------------

Report of Independent Accountants

Consolidated Balance Sheet

Consolidated Statement of Stockholders' Equity

Consolidated Statement of Operations

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

MOORE STEPHENS ELLIS FOSTER LTD.
    CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca

-------------------------------------------------------------------------------


REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders

DRAGON PHARMACEUTICALS INC.
& SUBSIDIARIES


We have audited the consolidated balance sheets of Dragon Pharmaceuticals Inc. & Subsidiaries ("the Company") as at December 31, 1999 and 1998 and the related consolidated statements of stockholders' equity, operations and cash flows for the year ended December 31, 1999 and the period from February 10, 1998 (inception) to December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 1999 and 1998 and the results of their operations and their cash flows for the year ended December 31, 1999 and the period from February 10, 1998 (inception) to December 31, 1998 in conformity with generally accepted accounting principles in the United States.





Vancouver, Canada                       /s/ "MOORE STEPHENS ELLIS FOSTER LTD."

March 22, 2000                                    Chartered Accountants

------------------------------------------------------------------------------
MS

An independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America. Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Consolidated Balance Sheet
December 31, 1999 and 1998
(Expressed in US Dollars)


                                                                        1999                   1998
                                                                 ----------------        ---------------
ASSETS

Current
  Cash and cash equivalents                                     $       617,262          $   1,380,355
  Accounts receivable                                                   640,743                      -
  Subscriptions receivable                                            9,320,000                      -
  Inventories                                                           657,966                      -
  Prepaid and deposits                                                  458,940                192,771
                                                                 ----------------        ---------------
Total current assets                                                 11,694,911              1,573,126

Fixed assets                                                          2,642,313                907,687

Licence and permit                                                    2,402,813                      -
                                                                 ----------------        ---------------
Total assets                                                     $   16,740,037          $   2,480,813
                                                                 ================        ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current
  Bank loans                                                     $      616,523          $           -
  Accounts payable and accrued liabilities                            2,535,681                652,317
  Accounts payable - related parties                                    112,919                 55,316
  Management fees payable - related parties                              24,000                 36,000
                                                                 ----------------        ---------------
Total current liabilities                                             3,289,123                743,633
                                                                 ----------------        ---------------
Minority interests                                                      962,146                      -
                                                                 ----------------        ---------------
Commitments and contingencies (Note 12)

Stockholders' Equity

Share capital
  Authorized:  50,000,000 common shares at
    par value of $0.001 each
  Issued and outstanding:  10,735,000 common shares
    (1998 - 10,000,000)                                                  10,735                 10,000

Additional paid in capital                                           15,690,734              2,201,042

Accumulated other comprehensive income                                   50,049                 (2,145)

Accumulated deficit                                                  (3,262,750)              (471,717)
                                                                 ----------------        ---------------
Total stockholders' equity                                           12,488,768              1,737,180
                                                                 ----------------        ---------------
Total liabilities and stockholders' equity                       $   16,740,037          $   2,480,813
                                                                 ================        ===============



The accompanying notes are an integral part of these financial statements.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Consolidated Statement of Stockholders' Equity
Period from February 10, 1998 (inception) to December 31, 1999 (Expressed in US Dollars)

                                                                                                            Accumulated
                                                                                                               other       Total
                                           Common Stock          Additional      Compre-                       compre-     Stock-
                                      -----------------------     paid-in        hensive         Deficit       hensive     holders
                                         Shares      Amount       capital      income (loss)   accumulated     income      equity
                                     ------------- ----------  ------------   -------------- --------------- ---------- ------------

Balance, February 10, 1998              1,000,000    $ 1,000   $        --    $        --    $    (2,636)     $   --    $    (1,636)

Capitalization of accumulated
 eficit  on reverse
 acquisition                                   --         --        (2,636)            --          2,636          --             --

Reverse acquisiton of Allwin
  Newtech  Ltd. on July 29,
  1998                                  7,000,000      7,000       940,678             --             --          --        947,678

Issuance of common stock at
  $0.50 per share, net of offering
  costs of $35,000 in  December,
  1998                                  2,000,000      2,000       963,000             --             --          --        965,000

Stock option compensation                      --         --       300,000             --             --          --        300,000

Other comprehensive income
 - foreign currency translation
  adjustment                                   --         --            --         (2,145)            --      (2,145)        (2,145)

Comprehensive income
 - net (loss) for the period                   --         --            --       (471,717)      (471,717)         --       (471,717)
                                     ------------- ----------  ------------   -------------- --------------- ---------- ------------
Comprehensive income (loss)                                                      (473,862)
                                                                              ==============

Balance, December 31, 1998             10,000,000     10,000     2,201,042                      (471,717)     (2,145)     1,737,180

Issuance of common stock for loan
 bonus at at $2.125 per share
 in April, 1999                            90,000         90       191,160                            --          --        191,250

Issuance of common stock pursuant
 to a private placement at $2.50
 per share, net of share
 issuance costs of $110,788 in
 October, 1999                            600,000        600     1,388,612                            --          --      1,389,212

Issuance of common stock for
 loan bonus at $2.047 per share
 in October, 1999                          45,000         45        92,070                            --          --         92,115

Allotted 4,258,000 common stock
 at $2.50 per share, less
 commission payable of $703,150                --         --     9,941,850                            --          --      9,941,850

Other comprehensive income
 - foreign currency translation                --         --            --         52,194             --      52,194         52,194

Comprehensive income
 - net (loss) for the period                   --         --            --     (2,791,033)    (2,791,033)         --     (2,791,033)

Stock option compensation                      --         --     1,876,000                            --          --      1,876,000

                                     ------------- ----------  ------------   -------------- --------------- ---------- ------------
Comprehensive income (loss)                                                   $(2,738,839)
                                                                              ==============

Balance, December 31, 1999             10,735,000    $10,735   $15,690,734                   $(3,262,750)    $50,049    $12,488,768
                                     ============= ==========  ============                  =============== ========== ============




The accompanying notes are an integral part of these financial statements.

                   DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

                      Consolidated Statement of Operations
                           (Expressed in US Dollars)

                                                                                            February 10
                                                                    January 1             1998 (inception)
                                                                      1999 to                   to
                                                                   December 31              December 31
                                                                       1999                    1998
                                                              -------------------       -------------------

Sales                                                         $        989,539          $             -

Cost of sales                                                          204,473                        -
                                                              -------------------       -------------------
Gross profit                                                           785,066                        -

Selling expenses                                                      (619,676)                       -

Administrative expenses
 - stock-based compensation                                         (1,876,000)                (300,000)
 - other administrative expenses                                    (1,154,666)                (181,454)
                                                              -------------------       -------------------
Operating loss                                                      (2,865,276)                (481,454)

Interest income                                                         19,397                    9,737
                                                              -------------------       -------------------
Loss before minority interest                                       (2,845,879)                (471,717)

Minority interest                                                       54,846                        -
                                                              -------------------       -------------------
Net (loss) for the period                                           (2,791,033)         $      (471,717)
                                                              ===================       ===================
(Loss) per share
      Basic and diluted                                       $          (0.27)         $         (0.06)
                                                              ===================       ===================
Weighted average common shares outstanding
      Basic and diluted                                             10,177,452                8,054,795
                                                              ===================       ===================
The accompanying notes are an integral part of these financial statements.


                   DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

                      Consolidated Statement of Cash Flows
                           (Expressed in US Dollars)

                                                                         February 10
                                                          January 1    1998 (inception)
                                                           1999 to            to
                                                        December 31      December 31
                                                             1999           1998
                                                        -------------  ----------------

Cash flows from (used in) operating activities
   Net (loss) for the period                             $(2,791,033)  $     (471,717)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
     - loan bonuses                                          283,365               --
     - stock-based compensation expense                    1,876,000          300,000
     - depreciation of fixed assets and amortization of
          licence and permit                                 263,101           11,797
     - minority interests                                    (54,846)              --
     - loss on disposal of fixed assets                       12,279               --
                                                        -------------  ----------------
                                                            (411,134)        (159,920)
   Changes in assets and liabilities:
     - accounts receivable                                  (657,966)              --
     - inventories                                          (385,436)              --
     - prepaid expenses and deposits                        (266,169)        (192,771)
     - accounts payable and accrued liabilities              902,328          744,633
                                                        -------------  ----------------
                                                            (818,377)         391,942
                                                        -------------  ----------------
Cash used in investing activities
  Acquisition of Huaxin, net of cash acquired             (2,931,818)              --
  Purchase of fixed assets                                  (339,504)        (891,914)
                                                        -------------  ----------------
                                                          (3,271,322)        (891,914)
                                                        -------------  ----------------
Cash flows from financing activities
  Loan proceeds                                              613,497               --
  Shares issued and allotted, net of
     issuance costs                                        2,714,212        1,912,678
                                                        -------------  ----------------
                                                           3,327,709        1,912,678
                                                        -------------  ----------------
Foreign exchange loss on cash held
  in foreign currency                                         (1,103)         (32,351)
                                                        -------------  ----------------
Increase (decrease) in cash and cash equivalents            (763,093)       1,380,355

Cash and cash equivalents, beginning of period             1,380,355               --
                                                        -------------  ----------------
Cash and cash equivalents, end of period                 $   617,262   $    1,380,355
                                                        =============  ================



The accompanying notes are an integral part of these financial statements.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)



Nature of Business


1. The Company was formed on August 22, 1989 as First Geneva Investments Inc. under the laws of the State of Florida. The Company changed its name to Dragon Pharmaceuticals Inc. on August 31, 1998. Pursuant to a share exchange agreement, dated July 29, 1998, the Company acquired 100% of the issued and outstanding shares of Allwin Newtech Ltd. ("Allwin") by issuing 7,000,000 common shares of the Company. This transaction is accounted for as a reverse acquisition (see Note 4). During 1998, the Company was a development stage enterprise.


     Allwin was incorporated under the laws of British Virgin Islands on February 10, 1998. Pursuant to a Sino-Foreign Co-operative Company contract, dated April 18, 1998, Allwin and a Chinese corporation formed a limited liability company under the Chinese law, named as Sanhe Kailong Bio-pharmaceutical Co., Ltd. ("Kailong"), located in Hebei Province, China. Allwin has a 75% interest in Kailong. Pursuant to another Sino-foreign Co-operative Company Contract, dated July 27, 1999, Allwin completed the acquisition of a 75% interest in Nanjing Huaxin Bio-pharmaceutical Co. Ltd. ("Huaxin"). Kailong and Huaxin are in the business of research and development, production and sales of pharmaceutical products in China.

2.   Significant Accounting Policies

     (a)  Basis of Consolidation

          These  consolidated  financial  statements include the accounts of the
          Company  and  its  subsidiaries,   Allwin,  Kailong  and  Huaxin.  All
          inter-company transactions and balances have been eliminated.


     (b)  Principles of Accounting

          These financial statements are stated in US Dollars and have been prepared in accordance with accounting principles generally accepted in the United States.


     (c)  Fixed Assets

          Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Fixed assets are recorded at cost. Depreciation is provided over the following useful lives:


              Motor vehicle                        10 years
              Land lease                           Term of lease (50 years)
              Office equipment and furniture       5 years
              Land improvements                    10 years
              Leasehold improvements               Term of lease (10 years)
              Production equipment                 10 years

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)

2.   Significant Accounting Policies (continued)

     (d)  Foreign Currency Transactions

          The parent company, Allwin, Kailong and Huaxin maintain their accounting records in their functional currencies (i.e., U.S. dollars, U.S. dollars, Renminbi Yuan, and Renminbi Yuan, respectively). They translate foreign currency transactions into their functional currency in the following manner.

          At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.


     (e)  Foreign Currency Translations

          Assets and liabilities of the foreign subsidiaries (whose functional currency is Renminbi Yuan) are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenue and expenses are translated at average exchange rate. Gain and losses from such translations are included in stockholders' equity, as a component of other comprehensive income.


     (f)  Accounting Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     (g)  Income Taxes

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


2.   Significant Accounting Policies (continued)

     (h)  Comprehensive Income


          In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. SFAS No. 130 did not change the current accounting treatments for components of comprehensive income.


     (i)  Financial Instruments and Concentration of Risks

          Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

          The carrying value of cash and cash equivalents, accounts receivable, short-term loans, accounts payable and accrued liabilities approximate their fair value because of the short-term maturity of these instruments.

          The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables are limited due to the Company's' large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.


     (j)  Licence and Permit

          Licence and permit, in relation to the production and sales of pharmaceutical products in China, is amortized on a straight-line basis over ten years.

          The carrying value of licence and permit is reviewed by management at least annually and impairment losses, if any, are recognized when the expected non-discounted future operating cash flows derived from the related product licence acquired are less than the carrying value of such licence and permit. In the event of an impairment in the licence and permit, the discounted cash flows method is used to arrive at the estimated fair value of such licence and permit.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


2.   Significant Accounting Policies   (continued)

     (k)  Cash and Cash Equivalents


          Cash equivalents usually consist of high liquid investments with maturities of three months or less. As at December 31, 1999, cash and cash equivalents consist of cash only.


     (l)  Inventories

          Inventories are stated at the lower of cost and replacement cost with respect to raw materials and the lower of cost and net realizable value with respect to finished goods. Cost includes direct material, direct labour and overheads. Cost is calculated using the first-in, first-out method. Net realizable value represents the anticipated selling price less further costs for completion and distribution.


     (m)  Revenue Recognition


          Sales revenue is recognized upon the delivery of goods to customers.


     (n)  Stock-based Compensation

          The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-based Compensation". SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company continues to account for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related Interpretations.

     (o)  Loss Per Share

          Loss per share is computed using the weighted average number of shares outstanding during the period. The Company adopted SFAS No. 128,
          "Earnings per share". Diluted loss per share is equal to the basic loss per share because common stock equivalents consisting of 2,600,000 warrants and 1,520,000 stock options outstanding at December 31, 1999 are anti-dilutive, however, they may be dilutive in future.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)



2.   Significant Accounting Policies (continued)

     (p)  New Accounting Pronouncements


          (i) The Financial Accounting Standards Board ("FASB") has had on its agenda a project to address certain practice issues regarding Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The FASB plans on issuing various interpretations of APB Opinion No. 25 to address these practice issues. The proposed effective date of these interpretations would be in the issuance date of the final Interpretation, which is expected to be in the middle of the year 2000.


               If the terms of an option (originally accounted for as a fixed option) are modified during the option term to directly change the exercise price, the modified option should be accounted for as a variable option. Variable grant accounting should be applied to the modified option from the date of the modification until the date of exercise. Consequently, the final measurement of compensation expense would occur at the date of exercise. The cancellation of an option and the issuance of a new option with a lower exercise price shortly thereafter (e.g., within six months) to the be same individual should be considered in substance a modified (variable) option.

               The Company has no such modified option as at December 31, 1999, and, accordingly, the pronouncement would have nil effect on the Company's financial statements.

          (ii) In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or
               (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

               Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on July 1, 2000 to affect its financial statements.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)



3.   Subscription Receivable

     In December, 1999, the Company allotted 4,258,000 shares of its common stocks at $2.50 per share pursuant to a private placement. The proceeds of part of the allotment (i.e., 240,000 shares) have been converted from a cash loan of $600,000 raised in 1999. As at December 31, 1999, additional cash proceeds of $725,000 were received. The balance of $9,320,000 were received in January, 2000. A total commission payable of $703,150 is included in accounts payable and accrued liabilities.

4.   Acquisition of Allwin Newtech Ltd.

     Pursuant to a share exchange agreement, dated July 29, 1998, the Company issued 7,000,000 shares in exchange for all the issued and outstanding shares of Allwin. The transaction resulted in the former shareholders of Allwin owning the majority of the issued and outstanding shares of the Company. Accounting principles applicable to reverse acquisition have been applied to record this transaction. Under this basis of accounting, Allwin has been identified as the acquirer and, accordingly, the consolidated entity is considered to be a continuation of Allwin with the net liabilities of the Company deemed to have been assumed by Allwin for a fair market value of $1,636.

     The net liabilities of the Company acquired by Allwin are summarized as follows:


        Current liabilities                           $1,636
                                                      =======


5.   Acquisition of Nanjing Huaxin Bio-pharmaceutical Co. Ltd. ("Huaxin")

     Huaxin, a Chinese company, which the Company owns 75%, was formed to acquire the following assets and liabilities from another Chinese company engaged in the development, production and sale of certain pharmaceutical products in China. The Company paid US$3,000,000 cash for its 75% interest on June 11, 1999. The allocation of the acquisition costs, based on appraised values as at June 11, 1999, are as follows:


         Cash and cash equivalents    RMB       750,000    US$      90,909
         Inventories                          2,808,382            340,410
         Fixed assets                        12,397,202          1,502,691
         Licence and permit                  20,602,798          2,497,309
         Accounts payable                    (3,558,382)          (431,319)
         --------------------------- ----- -------------- ----- ------------
         Net asset                    RMB    33,000,000    US$   4,000,000
         =========================== ===== ============== ===== ============
         75% thereof                  RMB    24,750,000    US$   3,000,000
         =========================== ===== ============== ===== ============

     The operating results of Huaxin from June 11, 1999 to December 31, 1999, are included in the statement of operations.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)



5. Acquisition of Nanjing Huaxin Bio-pharmaceutical Co. Ltd. ("Huaxin") (continued)

     The following summarized proforma information assumes the acquisition had occurred on January 1, 1998:


                                               1999           1998
                                            ------------- --------------

       Net sales                            $  1,315,972   $    519,309

       Net loss                             $ (2,327,063)  $   (602,265)

       Loss per share - basic and diluted
         - Net loss                         $      (0.23)  $      (0.07)
                                            ------------- --------------


6.   Fixed Assets
                                                    1999
                                    ----------------------------------------
                                                   Accumulated     Net book
                                        Cost      depreciation      value
                                    ----------- --------------- ------------
  Motor vehicle                     $   41,039  $      2,655    $    38,384
  Land lease                           924,784        29,285        895,499
  Office equipment and furniture       114,182        24,292         89,890
  Land improvements                     14,755         3,020         11,735
  Leasehold improvements               729,791        33,915        695,876
  Production equipment               1,109,181       198,252        910,929
                                    ----------- --------------- ------------
                                    $2,933,732  $    291,419    $ 2,642,313
                                    =========== =============== ============

                                                    1998
                                    ----------------------------------------
                                                   Accumulated     Net book
                                        Cost      depreciation      value
                                     ----------- --------------- ------------
  Land lease                        $  903,614  $     10,542    $   893,072
  Office equipment and furniture         1,483           148          1,335
  Land improvement                      14,755         1,475         13,280
                                    ----------- --------------- ------------
                                    $  919,852  $     12,165    $   907,687
                                    =========== =============== ============


     The government of China granted a land lease to Kailong for a period of fifty (50) years, starting June 8, 1998. All fixed assets are located in China.

     Depreciation expense was $130,835 and $11,797 for the periods ended December 31, 1999 and 1998, respectively.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


7.   Bank Loans


       RMB 3,000,000, bearing interest at 5.85% per
        annum and due on August 4, 2000                               $ 369,914

       RMB 2,000,000, bearing interest at 5.85% per
        annum and due on September 21,  2000                            246,609
                                                                      ---------
       Total                                                          $ 616,523
                                                                      =========

     The weighted average interest rate at December 31, 1999 was 5.85%.

8.   Income Taxes

     (a) Kailong and Huaxin are subject to income taxes in China on its taxable income as reported in its statutory accounts at a tax rate in accordance with the relevant income tax laws applicable to Sino-foreign equity joint venture enterprises. However, pursuant to the same income tax laws, Kailong and Huaxin are fully exempt from income tax for five years starting from their first profit-making year followed by a 15% corporation tax rate for the next three years.

          Allwin is not subject to income taxes.

          As at December 31, 1999, the parent company, Kailong and Huaxin have estimated losses, for tax purposes, totalling approximately $1,062,000, which may be applied against future taxable income. Accordingly, there is no tax expense charged to the Statement of Operations for the years ended December 31, 1999 and 1998. The potential tax benefits arising from these losses have not been recorded in the financial statements. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


8.     Income Taxes   (continued)

       The tax effect of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

                                                 1999               1998
                                           ------------------ ---------------

             Tax loss carryforwards            $ 361,000         $   58,000
             Stock-based compensation            638,000            102,000
             Less: valuation allowance          (999,000)          (160,000)
             ============================= ================== ===============
                                            $          -       $          -
                                           ================== ===============

              A reconciliation of the federal statutory income tax to the Company's effective income tax rate is as follows:

                                                 1999      1998
                                                -------- ---------


             Federal statutory income tax rate     34%      34%
             Change in valuation allowance        (34%)    (34%)
             =================================  ======== =========

             Effective income tax rate              -        -
             =================================  ======== =========

9.   Non-cash Financing Activities

     In 1999, the Company issued 135,000 common shares as loan bonuses for the $600,000 loan raised. The loan has been converted into an allotment of 240,000 common shares at $2.50 per share as at December 31, 1999 (see Note
     3).

     In 1998, the Company issued 7,000,000 common shares in exchange for all the issued and outstanding shares of Allwin.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


10.  Stock Options and Warrants

     (a) A summary of the status of the Company's stock options as of December 31, 1999 and 1998 and the changes during the periods then ended is presented as follows:


                                                                        Weighted Average
                                                       Shares            Exercise Price
                                                    ------------        ----------------
    Balance, February 10, 1998                                -          $          -

    Granted                                           1,200,000          $       0.50
                                                    ------------        ----------------

    Balance outstanding, December 31, 1998            1,200,000          $       0.50
                                                    ------------        ----------------

    Balance exercisable, December 31, 1998              600,000          $       0.50
                                                    ============        ================

    Balance outstanding, January 1, 1999              1,200,000          $       0.50

    Cancelled                                          (300,000)         $       0.50

    Granted                                             620,000          $       0.69
                                                    ------------        ----------------

    Balance outstanding, December 31, 1999            1,520,000          $       0.58
                                                    ============        ================

    Balance exercisable, December 31, 1999            1,495,000          $       0.58
                                                    ============        ================


     The weighted average remaining contractual life of the options outstanding at December 31, 1999 was 4.31 years.


Stock options outstanding as at December 31, 1999:


                          Number of Shares                  Exercise Price              Expiry Date
                          -----------------                 ---------------         -------------------
                               900,000                          $0.50                December 16, 2003
                                50,000                          $0.50                    June 15, 2001
                               275,000                          $0.50                 November 5, 2004
                               235,000                          $0.50                 November 9, 2004
                                60,000                          $2.50                 November 9, 2004

Share purchase warrants outstanding as at December 31, 1999:


                          Number of Shares                  Exercise Price              Expiry Date
                          -----------------                 ---------------         -------------------
                             2,000,000                          $1.00                    June 30, 2000
                               600,000                          $2.50                 October 28, 2000


DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)

10.  Stock Options and Warrants (continued)

     (d) On December 16, 1998, the Company adopted a Stock Option Plan ("the 1998 Plan") for grant of options to directors of the Company to purchase up to 1,200,000 common stocks. Options granted under the 1998 Plan will be exercisable from the date of grant for a period of five years at an exercise price of $0.50 per share. Half of the options granted vested immediately at the date of grant. The remaining half of the options granted would vest upon the Company achieving the ability to produce commercially acceptable and revenue generating products.

          On November 5, 1999, the Company granted options to another two directors of the Company to purchase up to 200,000 common stocks under the same conditions as the 1998 Plan.

          On June 15, 1999, the Company adopted another Stock Option Plan ("the 1999 A Plan") for the grant of options to an employee of the Company to purchase up to 50,000 common stocks at an exercise price of $0.50 per share. Options granted under the 1999 A Plan will be exercisable from the date of grant for a period of two years. Half of the respective options granted vested immediately at the date of grant. The remaining half of the options granted would vest upon the Company's share price closes at a price of US $5 or greater for five
          (5) consecutive days.

          On November 5, 1999 and November 9, 1999, the Company adopted another Stock Option Plan ("the 1999 B Plan") for the grant of options to employees of the Company to purchase up to 75,000 common stocks and 235,000 common stocks, respectively. Options granted under the 1999 B Plan were vested immediately and will be exercisable from the dates of grant for a period of five years at an exercise price of $0.50 per share.

          On November 9, 1999,  the Company  adopted  another  Stock Option Plan
          ("the 1999 C Plan") for the grant of options to employees of the Company to purchase up to 60,000 common stocks. Options granted under the 1999 C Plan were vested immediately and will be exercisable from the date of grant for a period of five years at an exercise price of $2.50 per share.

          $300,000 was charged to income in 1998 on the 600,000 shares (under the 1998 Plan) that were immediately vested on the date of grant. No compensation expense was charged to income on the remaining 600,000 shares subject to certain conditions being achieved. 150,000 of these shares have since then been cancelled and another 100,000 shares have been granted in 1999. However, the compensation expense of these 550,000 shares would be recognized based upon the excess of the fair market value of the stock on the vesting date over its exercise price of $0.50 per share.

          On December 20, 1999, the Company announced that it has achieved the ability to produce commercially acceptable and revenue-generating products and the remaining half of the options granted (i.e., 550,000 shares) under the 1998 Plan have become vested. The fair market value of the stock on the vesting date was $2.875 per share and $1,306,250 were charged to income in 1999.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


10.  Stock Options and Warrants (continued)

     (d)  (continued)

          In addition, $569,750 was charged to income in 1999 on the 335,000 shares of the 1999 A and B Plans and 100,000 shares of the 1998 Plan granted in 1999 that were immediately vested on the date of grant. No compensation expenses were charged to the 60,000 shares of the 1999 C Plan as the exercise price is above the fair market value at the date of grant. No compensation expenses were charged to income on the remaining 25,000 shares of the 1999 A Plan subject to certain conditions being achieved. However, the compensation expenses of these 25,000 shares would be recognized based upon the excess of the fair market value of the stock on the vesting date over its exercise price of $0.50 per share.

     (e) Pro-forma information regarding Loss for the period and Loss per Share is required under SFAS 123, and has been determined as if the Company has accounted for its stock options under the fair value method of SFAS 123. If compensation cost for the stock option plan had been determined based on the fair value at the grant dates for awards under the plan, consistent with the alternative method set forth under SFAS 123, the Company's loss for the period, basic and diluted loss per share would have been increased on a pro-forma basis as indicated below:


                                                  1999               1998
                                           ------------------ ----------------

        Net loss for the period:
        - as reported                          $(2,791,033)       $(471,717)
        - pro-forma                             (3,231,273)      (1,527,717)
                                           ------------------ ----------------

        Basic and diluted loss per share:
        - as reported                                (0.27)           (0.06)
        - pro-forma                                  (0.32)           (0.19)
                                           ------------------ ----------------

          The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants awarded in 1998 and 1999, respectively:


                                                                                           Weighted
                   Number of                               Risk Free       Expected         Average
      Year           Options    Dividend    Expected        Interest         Lives       Fair Value
     Granted         Granted     Yields    Volatility         Rate         in Years      of Options
  -------------- ------------ ----------- -------------- --------------- -------------- ------------

      1998         1,200,000       0%          56%           5.50%             5          $1.13
      1999            50,000       0%          98%           4.75%             2          $3.354
      1999           570,000       0%          98%           4.75%             5          $1.792



DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


11.  Related Party Transactions

     The Company incurred the following expenses to the directors:


                                  1999         1998
                             ------------ ------------

          Management fees        $96,000      $72,000
                             ============ ============


12.  Commitments

     (a) The other shareholder ("Chinese investor") of Kailong, who has a 25% interest, has entered into a drug licence and related technology transfer agreement. Under the agreement, the Chinese investor has to pay RMB 8 Million (approximately US$1 million) in order to obtain the licence. Pursuant to an agreement signed between the Company and the Chinese investor on July 10, 1998, the Company will pay the RMB 8 Million licence fee for the Chinese investor and the ownership of drug licence and related technology will be transferred to the Company when the drug licence is obtained. The Company has paid RMB1.6Million (US$197,287) as deposit. The transferor of the licence defaulted on the agreement and the deposit was returned to the Chinese investor.

          Subsequent to the 1999 year-end, the Company and the Chinese investor entered into an agreement that the Company will pay US$250,000 to increase its interest to 95%. The RMB 1.6 million deposit kept by the Chinese investor is treated as a partial payment of US$200,000 towards the US$250,000 as agreed, the Company is, therefore, committed to pay a further US$50,000.

     (b) The Company has capital expenditure commitments of US $115,000 to purchase bio-technology equipment.

     (c) The Company has entered into a drug licence and related technology transfer agreement in August, 1999 for a total transfer price of RMB 5,500,000 (approximately US$678,000). RMB 1,000,000 (US$123,304) is payable upon the signing of the agreement. As at December 31, 1999, the Company paid RMB 500,000 (US$61,652). The Company is, therefore, committed to pay the remaining RMB 5,000,000 (approximately US$616,348).

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 1999 and 1998
-------------------------------------------------------------------------------
(Expressed in US Dollars)


12.  Commitments (continued)

     (d) The Company has entered into operating lease agreement with respect to Huaxin's production plant in Nanjing, China for an amount of RMB 3,000,000 (approximately US$379,920) per annum until June 11, 2009. Minimum payments required for the next five years under the agreement are as follows:


                 2000                RMB  3,000,000     US$    369,920
                 2001                     3,000,000            369,920
                 2002                     3,000,000            369,920
                 2003                     3,000,000            369,920
                 2004                     3,000,000            369,920
                 2005 - 2009             13,375,000          1,649,200
                 =============== =================== ==================
                 Total               RMB 28,375,000     US$  3,498,800
                 =============== =================== ==================

13.  Subsequent Events


     (a) Subsequent to the 1999 year-end, the Company advanced a further US$1,500,000 to complete its capital contribution commitment in Huaxin (see Note 5).

     (b) Subsequent to the 1999 year-end, 104,000 stock options were exercised at $0.50 per share and 10,000 share purchase warrants were exercised at $1.00 per share (see Note 10).

     (c) Subsequent to the 1999 year-end, the Company granted 35,000 stock options at an exercise price of $0.50 per share, expiring January 5, 2004 and 107,500 stock options at an exercise price of $7.00 per share, expiring February 22, 2005, to employees of the Company.

14.  Comparative Figures

     Certain 1998 comparative figures have been reclassified to conform with the financial statement presentation adopted for 1999.

                          DRAGON PHARMACEUTICALS INC.
                                 & SUBSIDIARIES

                       Consolidated Financial Statements
                           (Expressed in US Dollars)
                                 March 31, 2000
                                  (Unaudited)



Index

Independent Accountants' Report

Consolidated Balance Sheet

Consolidated Statement of Stockholders' Equity

Consolidated Statement of Operations

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

MOORE STEPHENS ELLIS FOSTER LTD.
       CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca

------------------------------------------------------------------------------

INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors and Stockholders

DRAGON PHARMACEUTICALS INC.
& SUBSIDIARIES

We have reviewed the accompanying consolidated balance sheet of Dragon Pharmaceuticals Inc. and subsidiaries ("the Company") as of March 31, 2000 and the related consolidated statements of stockholders' equity, operations and cash flows for the three-month period then ended. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles in the United States.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as at December 31, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended (not presented herein) and in our report dated March 22, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as at December 31, 1999 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


Vancouver, Canada                    /s/  "MOORE STEPHENS ELLIS FOSTER LTD."

May 5, 2000                                      Chartered
                                                Accountants


-------------------------------------------------------------------------------
MS
An independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America.

Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Consolidated Balance Sheet
March 31, 2000
(Unaudited)
(Expressed in US Dollars)
-------------------------------------------------------------------------------


                                                                 March 31      December 31
                                                                     2000             1999
                                                             --------------- --------------
ASSETS

Current
  Cash and cash equivalents                                  $  8,158,194    $     617,262
  Term deposit                                                  1,513,800                -
  Accounts receivable                                             654,855          640,743
  Inventories                                                     745,945          657,966
  Subscriptions receivable                                              -        9,320,000
  Prepaid and deposits                                            886,476          458,940
                                                             --------------- --------------
Total current assets                                           11,959,270       11,694,911

Fixed assets                                                    2,583,411        2,642,313

Licence and permit                                              4,110,991        2,402,813
                                                             --------------- --------------
Total assets                                                   18,653,672    $  16,740,037
                                                             =============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current
  Bank loans                                                    1,550,763    $     616,523
  Accounts payable and accrued liabilities                      1,664,525        2,535,681
  Accounts payable - related parties                               13,638          112,919
  Management fees payable - related parties                         6,000           24,000
                                                             --------------- --------------

Total current liabilities                                       3,234,926        3,289,123
                                                             --------------- --------------

Minority interests                                              1,384,969          962,146
                                                             --------------- --------------

Commitments and contingencies (Note 12)

Stockholders' Equity

Share capital
  Authorized:  50,000,000 common shares at
    par value of $0.001 each
  Issued and outstanding:  15,160,000 common shares                15,410           10,735

Additional paid in capital                                     17,545,177       15,690,734

Accumulated other comprehensive income                           (29,280)           50,049

Accumulated deficit                                           (3,497,530)      (3,262,750)
                                                             --------------- --------------

Total stockholders' equity                                     14,033,777       12,488,768
                                                             --------------- --------------

Total liabilities and stockholders' equity                   $ 18,653,672    $  16,740,037
                                                             =============== ==============

The accompanying notes are an integral part of these financial statements.


DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Consolidated Statement of Stockholders' Equity
Three-month Period Ended March 31, 2000
(Unaudited)
(Expressed in US Dollars)
-------------------------------------------------------------------------------

                                                                                                      Accumulated
                                                                                                         other        Total
                                        Common Stock          Additional      Compre-                    compre-      Stock-
                                    ----------------------     paid-in        hensive        Deficit     hensive      holders'
                                      Shares        Amount     capital     income (loss)   accumulated   income       equity
                                    -----------   ---------  ------------- -------------   ----------- ---------- -------------

Balance, December 31, 1999           10,735,000   $ 10,735   $ 15,690,734                  $(3,262,750) $ 50,049   $12,488,768

Issued 4,258,000 common shares        4,258,000      4,258         (4,258)                          --        --            --

Share issuance costs                                    --         (5,247)                          --        --        (5,247)

Exercise stock options for cash         107,000        107         53,393                           --        --        53,500

Exercise warrants for cash               60,000         60         59,940                           --        --        60,000

Allotted 250,000 common shares at
 $6.25 per share                             --        250      1,562,250                           --        --     1,562,500

Stock option compensation                    --         --        188,365                           --        --       188,365

Other comprehensive income
 - foreign currency translation              --         --             --      (79,329)             --   (79,329)      (79,329)

Comprehensive income
 - net (loss) for the period                 --         --             --     (234,780)       (234,780)       --      (234,780)
                                    -----------   ---------  ------------- -------------   ------------ ---------- ------------
Comprehensive income (loss)                                                  $(314,109)
                                                                           =============
Balance, March 31, 2000              15,160,000   $ 15,410   $ 17,545,177                  $(3,497,530) $(29,280)  $14,033,777
                                    ===========   =========  =============                 ============ ========== ============



The accompanying notes are an integral part of these financial statements.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Consolidated Statement of Operations
Three-month Period Ended March 31, 2000
(Unaudited)
(Expressed in US Dollars)
-----------------------------------------------------------------------------

                                                                January 1
                                                                 2000 to
                                                                March 31
                                                                    2000
                                                             ------------

Sales                                                        $   661,785

Cost of sales                                                     98,865
                                                             ------------
Gross profit                                                     562,920

Selling expenses                                                (316,884)

Administrative expenses
 - stock-based compensation                                     (188,365)
 - other administrative expenses                                (305,592)
                                                             ------------
Operating loss                                                  (247,921)

Interest income                                                   24,052
                                                             ------------
Loss before minority interest                                   (223,869)

Minority interest                                                (10,911)
                                                             ------------
Net (loss) for the period                                    $  (234,780)
                                                             ============
(Loss) per share
      Basic and diluted                                      $     (0.02)
                                                             ============
Weighted average common shares outstanding
      Basic and diluted                                       11,807,933
                                                             ============


Comparative figures for the corresponding period in 1999 are not available. The Company had nominal operations for the first six months of its fiscal year ended December 31, 1999.

The accompanying notes are an integral part of these financial statements.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Consolidated Statement of Cash Flows
Three-month Period Ended March 31, 2000
(Unaudited)
(Expressed in US Dollars)
------------------------------------------------------------------------------

                                                                    January 1
                                                                      2000 to
                                                                     March 31
                                                                       2000
                                                                   ------------
Cash flows from (used in) operating activities
   Net (loss) for the period                                       $ (234,780)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
     - stock-based compensation expense                                188,365
     - depreciation of fixed assets and amortization of
          licence and permit                                           122,469
     - minority interests                                               10,911
                                                                   ------------
                                                                        86,965
   Changes in assets and liabilities:
     - accounts receivable                                             (14,112)
     - inventories                                                     (87,979)
     - prepaid expenses and deposits                                  (427,536)
     - accounts payable and accrued liabilities                       (460,287)
                                                                   ------------
                                                                     (902,949)
                                                                   ------------
Cash flows used in investing activities
  Purchase of fixed assets                                             (38,360)
  Purchase of term deposits                                         (1,513,800)
  Purchase of licence                                                 (250,000)
                                                                   ------------
                                                                    (1,802,160)
                                                                   ------------
Cash flows from financing activities
  Loan proceeds                                                        934,240
  Proceeds from shares subscribed and allotted
    in prior period, net of issuance costs                           8,900,103
  Funds contributed by non-controlling interest                        403,380
                                                                   ------------
                                                                    10,237,723
                                                                   ------------
Foreign exchange loss on cash held
  in foreign currency                                                    8,318
                                                                   ------------
Increase in cash and cash equivalents                                7,540,932

Cash and cash equivalents, beginning of period                         617,262
                                                                   ------------
Cash and cash equivalents, end of period                           $ 8,158,194
                                                                   ============

Comparative figures for the corresponding period in 1999 are not available. The Company had nominal operations for the first six months of its fiscal year ended December 31, 1999.

The accompanying notes are an integral part of these financial statements.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)

1.   Nature of Business

     The Company was formed on August 22, 1989 as First Geneva Investments Inc. under the laws of the State of Florida. The Company changed its name to Dragon Pharmaceuticals Inc. on August 31, 1998. Pursuant to a share exchange agreement, dated July 29, 1998, the Company acquired 100% of the issued and outstanding shares of Allwin Newtech Ltd. ("Allwin") by issuing 7,000,000 common shares of the Company. This transaction is accounted for as a reverse acquisition (see Note 4). During 1998, the Company was a development stage enterprise.

     Allwin was incorporated under the laws of British Virgin Islands on February 10, 1998. Pursuant to a Sino-Foreign Co-operative Company contract, dated April 18, 1998, Allwin and a Chinese corporation formed a limited liability company under the Chinese law, named as Sanhe Kailong Bio-pharmaceutical Co., Ltd. ("Kailong"), located in Hebei Province, China. Allwin has a 75% interest in Kailong. Pursuant to another Sino-foreign Co-operative Company Contract, dated July 27, 1999, Allwin completed the acquisition of a 75% interest in Nanjing Huaxin Bio-pharmaceutical Co. Ltd. ("Huaxin"). Kailong and Huaxin are in the business of research and development, production and sales of pharmaceutical products in China.


2.   Significant Accounting Policies


     (a)  Basis of Consolidation


          These  consolidated  financial  statements include the accounts of the
          Company  and  its  subsidiaries,   Allwin,  Kailong  and  Huaxin.  All
          inter-company transactions and balances have been eliminated.


     (b)  Principles of Accounting

          These financial statements are stated in US Dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

     (c)  Fixed Assets

          Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method. Fixed assets are recorded at cost. Depreciation is provided over the following useful lives:


              Motor vehicle                            10 years
              Land lease                               Term of lease (50 years)
              Office equipment and furniture           5 years
              Land improvements                        10 years
              Leasehold improvements                   Term of lease (10 years)
              Production equipment                     10 years

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


2.   Significant Accounting Policies (continued)

     (d)  Foreign Currency Transactions

          The parent company, Allwin, Kailong and Huaxin maintain their accounting records in their functional currencies (i.e., U.S. dollars, U.S. dollars, Renminbi Yuan, and Renminbi Yuan, respectively). They translate foreign currency transactions into their functional currency in the following manner.


          At the transaction date, each asset, liability, revenue and expense is translated into the functional currency by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are translated into the functional currency by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.


     (e)  Foreign Currency Translations

          Assets and liabilities of the foreign subsidiaries (whose functional currency is Renminbi Yuan) are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenue and expenses are translated at average exchange rate. Gain and losses from such translations are included in stockholders' equity, as a component of other comprehensive income.

     (f)  Accounting Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (g)  Income Taxes

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)

2.   Significant Accounting Policies (continued)

     (h)  Comprehensive Income


          In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. SFAS No. 130 did not change the current accounting treatments for components of comprehensive income.

     (i)  Financial Instruments and Concentration of Risks

          Fair value of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

          The carrying value of cash and cash equivalents, accounts receivable, short-term loans, accounts payable and accrued liabilities approximate their fair value because of the short-term maturity of these instruments.

          The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB. Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables are limited due to the Company's' large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

     (j)  Licence and Permit

          Licence and permit, in relation to the production and sales of pharmaceutical products in China, is amortized on a straight-line basis over ten years.

          The carrying value of licence and permit is reviewed by management at least annually and impairment losses, if any, are recognized when the expected non-discounted future operating cash flows derived from the related product licence acquired are less than the carrying value of such licence and permit. In the event of an impairment in the licence and permit, the discounted cash flows method is used to arrive at the estimated fair value of such licence and permit.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


2.   Significant Accounting Policies (continued)

     (k)  Cash and Cash Equivalents

          Cash equivalents usually consist of high liquid investments with maturities of three months or less. As at December 31, 1999, cash and cash equivalents consist of cash only.

     (l)  Inventories

          Inventories are stated at the lower of cost and replacement cost with respect to raw materials and the lower of cost and net realizable value with respect to finished goods. Cost includes direct material, direct labour and overheads. Cost is calculated using the first-in, first-out method. Net realizable value represents the anticipated selling price less further costs for completion and distribution.

     (m)  Revenue Recognition

          Sales revenue is recognized upon the delivery of goods to customers.

     (n)  Stock-based Compensation

          The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-based Compensation". SFAS 123 encourages, but does not require, companies to adopt a fair value based method for determining expense related to stock-based compensation. The Company continues to account for stock-based compensation issued to employees and directors using the intrinsic value method as prescribed under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and related Interpretations.

     (o)  Loss Per Share

          Loss per share is computed using the weighted average number of shares outstanding during the period. The Company adopted SFAS No. 128,
          "Earnings per share". Diluted loss per share is equal to the basic loss per share because common stock equivalents consisting of
          6,738,000 warrants and 1,549,900 stock options outstanding at March 31, 2000 are anti-dilutive, however, they may be dilutive in future.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)

2.   Significant Accounting Policies (continued)

     (p)  New Accounting Pronouncements


          (i) The Financial Accounting Standards Board ("FASB") has issued Interpretation No. 44 in March 2000, which addresses certain practice issues regarding Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The effective date of the interpretation is July 1, 2000.

               If the terms of an option (originally accounted for as a fixed option) are modified during the option term to directly change the exercise price, the modified option should be accounted for as a variable option. Variable grant accounting should be applied to the modified option from the date of the modification until the date of exercise. Consequently, the final measurement of compensation expense would occur at the date of exercise. The cancellation of an option and the issuance of a new option with a lower exercise price shortly thereafter (e.g., within six months) to the be same individual should be considered in substance a modified (variable) option.

               The Company has no such modified option and, accordingly, the pronouncement would have nil effect on the Company's financial statements.

          (ii) In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or
               (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

               Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standards on July 1, 2000 to affect its financial statements.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


3.   Acquisition of Allwin Newtech Ltd.

     Pursuant to a share exchange agreement, dated July 29, 1998, the Company issued 7,000,000 shares in exchange for all the issued and outstanding shares of Allwin. The transaction resulted in the former shareholders of Allwin owning the majority of the issued and outstanding shares of the Company. Accounting principles applicable to reverse acquisition have been applied to record this transaction. Under this basis of accounting, Allwin has been identified as the acquirer and, accordingly, the consolidated entity is considered to be a continuation of Allwin with the net liabilities of the Company deemed to have been assumed by Allwin for a fair market value of $1,636.


     The net liabilities of the Company acquired by Allwin are summarized as follows:


               Current liabilities                      $1,636
                                                        ======
4.   Acquisition of Nanjing Huaxin Bio-pharmaceutical Co. Ltd. ("Huaxin")

     Huaxin, a Chinese company, which the Company owns 75%, was formed in 1999 to acquire the following assets and liabilities from another Chinese company engaged in the development, production and sale of certain pharmaceutical products in China. The Company paid US$3,000,000 cash for its 75% interest on June 11, 1999. The allocation of the acquisition costs, based on appraised values as at June 11, 1999, are as follows:


         Cash and cash equivalents     RMB      750,000    US$       90,909
         Inventories                          2,808,382             340,410
         Fixed assets                        12,397,202           1,502,691
         Licence and permit                  20,602,798           2,497,309
         Accounts payable                    (3,558,382)           (431,319)
         -------------------------- ------- ------------- ------ ------------
         Net asset                     RMB   33,000,000    US$    4,000,000
         ========================== ======= ============= ====== ============
         75% thereof                   RMB   24,750,000    US$    3,000,000
         ========================== ======= ============= ====== ============

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)



5.   Fixed Assets
                                                        March 31, 2000
                                         ------------------------------------------------
                                                          Accumulated         Net book
                                              Cost       depreciation          value
                                         ------------- ----------------- ----------------

        Motor vehicle                    $     54,334   $         4,790   $       49,544
        Land lease                            908,650            33,317          875,333
        Office equipment and furniture        119,007            32,303           86,704
        Land improvements                      14,838             3,339           11,499
        Leasehold improvements                725,969            51,241          674,728
        Production equipment                1,107,360           221,757          885,603
                                         ------------- ----------------- ----------------
                                         $  2,930,158   $       346,747   $    2,583,411
                                         ============= ================= ================


                                                         December 31, 1999
                                         ------------------------------------------------
                                                          Accumulated         Net book
                                              Cost       depreciation          value
                                         ------------- ----------------- ----------------

        Motor vehicle                    $     41,039   $         2,655   $       38,384
        Land lease                            924,784            29,285          895,499
        Office equipment and furniture        114,182            24,292           89,890
        Land improvements                      14,755             3,020           11,735
        Leasehold improvements                729,791            33,915          695,876
        Production equipment                1,109,181           198,252          910,929
                                         ------------- ----------------- ----------------
                                         $  2,933,732   $       291,419   $    2,642,313
                                         ============= ================= ================


     The government of China granted a land lease to Kailong for a period of fifty (50) years, starting June 8, 1998. All fixed assets are located in China.

     Depreciation expense was $122,469 for the period ended March 31, 2000.

6.   Bank Loans

       RMB 3,000,000, bearing interest at 5.85% per
        annum and due on August 4, 2000                             $    363,460

       RMB 2,000,000, bearing interest at 5.85% per
        annum and due on September 21,  2000                             242,307

       RMB 7,800,000, bearing interest at 5.85% per
        annum and due on January 21,  2001. The loan
        is secured by US$1,500,000 term deposit.                         944,996
                                                                    ------------
       Total                                                        $  1,550,763
                                                                    ============

     The weighted average interest rate at March 31, 2000 was 5.85%.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


7.   Income Taxes


     (a) Kailong and Huaxin are subject to income taxes in China on its taxable income as reported in its statutory accounts at a tax rate in accordance with the relevant income tax laws applicable to Sino-foreign equity joint venture enterprises. However, pursuant to the same income tax laws, Kailong and Huaxin are fully exempt from income tax for five years starting from their first profit-making year followed by a 15% corporation tax rate for the next three years.

          Allwin is not subject to income taxes.

          As at March 31, 2000, the parent company, Kailong and Huaxin have estimated losses, for tax purposes, totalling approximately $1,153,000, which may be applied against future taxable income. Accordingly, there is no tax expense charged to the Statement of Operations for the period ended March 31, 2000 The potential tax benefits arising from these losses have not been recorded in the financial statements. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.


     (b) The tax effect of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:
                                                                      March 31
                                                                        2000
                                                                  --------------

             Tax loss carryforwards                                    $392,000
             Stock-based compensation                                    64,000
             Less: valuation allowance                                 (456,000)
                                                                  --------------
                                                                   $          -
                                                                  ==============


          A reconciliation of the federal statutory income tax to the Company's effective income tax rate is as follows:

                                                                      March 31
                                                                       2000
                                                                  --------------
             Federal statutory income tax rate                              34%
             Change in valuation allowance                                 (34%)
                                                                  --------------
             Effective income tax rate                                        -
                                                                  ==============

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


8.   Stock Options and Warrants

     (a) A summary of the status of the Company's stock options as of March 31, 2000 and the changes during the period then ended is presented as follows:

                                                          Weighted Average
                                               Shares      Exercise Price
                                            ----------    -----------------

                                            1,520,000     $         0.58
    Balance outstanding, December 31, 1999

    Granted                                   142,500     $         5.40

    Exercised                                (107,000)    $         0.50
                                            ----------    -----------------
    Balance outstanding, March 31, 2000     1,555,500     $         1.03
                                            ==========    =================
    Balance exercisable, March 31, 2000     1,303,750     $         1.04
                                            ==========    =================

          The weighted average remaining contractual life of the options outstanding at March 31, 2000 was 4.37 years.


     (b)  Stock options outstanding as at March 31, 2000:


                                                             Exercise Price
                          Number of Options                    Per Option              Expiry Date
                         -------------------                 ---------------         ------------------
                               800,000                          $0.50                December 16, 2003
                                50,000                          $0.50                    June 15, 2001
                               275,000                          $0.50                 November 5, 2004
                               235,000                          $0.50                 November 9, 2004
                                60,000                          $2.50                 November 9, 2004
                                28,000                          $0.50                  January 5, 2005
                               107,500                          $7.00                February 22, 2005


     (c)  Share purchase warrants outstanding as at March 31, 2000:


                                                              Exercise Price
                         Number of Warrants                    Per Warrant              Expiry Date
                         -------------------                 ---------------         ------------------
                             1,880,000                          $0.50                    June 30, 2000
                               600,000                          $2.50                 October 28, 2000
                             4,258,000                          $2.50                  January 1, 2001



DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


8.   Stock Options and Warrants (continued)

     (d) On December 16, 1998, the Company adopted a Stock Option Plan ("the 1998 Plan") for grant of options to directors of the Company to purchase up to 1,200,000 common stocks. Options granted under the 1998 Plan will be exercisable from the date of grant for a period of five years at an exercise price of $0.50 per share. Half of the options granted vested immediately at the date of grant. The remaining half of the options granted would vest upon the Company achieving the ability to produce commercially acceptable and revenue generating products.

          On November 5, 1999, the Company granted options to another two directors of the Company to purchase up to 200,000 common stocks under the same conditions as the 1998 Plan.

          On June 15, 1999, the Company adopted another Stock Option Plan ("the 1999 A Plan") for the grant of options to an employee of the Company to purchase up to 50,000 common stocks at an exercise price of $0.50 per share. Options granted under the 1999 A Plan will be exercisable from the date of grant for a period of two years. Half of the respective options granted vested immediately at the date of grant. The remaining half of the options granted would vest upon the Company's share price closes at a price of US $5 or greater for five
          (5) consecutive days.

          On November 5, 1999 and November 9, 1999, the Company adopted another Stock Option Plan ("the 1999 B Plan") for the grant of options to employees of the Company to purchase up to 75,000 common stocks and 235,000 common stocks, respectively. Options granted under the 1999 B Plan were vested immediately and will be exercisable from the dates of grant for a period of five years at an exercise price of $0.50 per share.

          On November 9, 1999,  the Company  adopted  another  Stock Option Plan
          ("the 1999 C Plan") for the grant of options to employees of the Company to purchase up to 60,000 common stocks. Options granted under the 1999 C Plan were vested immediately and will be exercisable from the date of grant for a period of five years at an exercise price of $2.50 per share.

          On January 14, 2000, the Company's share price closed at a price of $5 for five consecutive days at $5.313 per share. Therefore, the remaining 25,000 common stocks granted under the 1999 A Plan became vested. $120,325 were charged to income in 2000.

          On January 5, 2000, the Company adopted another Stock Option Plan ("the 2000 A Plan") for the grant of options to employees of the Company to purchase up to 35,000 common stocks at an exercise price of $0.50 per share for a period of five years. Options granted under the 2000 A Plan vest over a period of two-year period at a rate of 20% upon grant, 40% on the first anniversary of grant, 40% on the second anniversary of grant. $68,040 were charged to income in 2000.

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


8.   Stock Options and Warrants (continued)

     (d)  (continued)

          On February 22, 2000, the Company adopted another Stock Option Plan ("the 2000 B Plan") for the grant of options to an employee of the Company to purchase up to 7,500 common stocks at an exercise price of $7 per share for a period of five years. Half of the options granted under the 2000 B Plan were vested immediately and the remaining half will be exercisable when the Company's share price closes at a price of $9 for five consecutive days. No compensation expenses were charged to income on the 3,750 common stocks vested immediately as the exercise price equals to the fair market value at the date of grant. The compensation expense of the remaining 3,750 common stocks would be recognized based upon the excess of the fair market value of the stock on the vesting date over its exercise price of $7 per share.

          On February 22, 2000, the Company adopted another Stock Option Plan ("the 2000 C Plan") for the grant of options to an employee of the Company to purchase up to 100,000 common stocks at an exercise price of $7 per share for a period of five years. All of the options granted under the 2000 C Plan were vested immediately. No compensation expenses were charged to income as the exercise price equals to the fair market value at the date of grant.

     (e) Pro-forma information regarding Loss for the period and Loss per Share is required under SFAS 123, and has been determined as if the Company has accounted for its stock options under the fair value method of SFAS 123. If compensation cost for the stock option plan had been determined based on the fair value at the grant dates for awards under the plan, consistent with the alternative method set forth under SFAS 123, the Company's loss for the period, basic and diluted loss per share would have been increased on a pro-forma basis as indicated below:
                                                                 2000
                                                          ----------------
              Net loss for the period:
              - as reported                                $   (234,780)
              - pro-forma                                    (1,043,822)
                                                          ----------------
              Basic and diluted loss per share:
              - as reported                                       (0.02)
              - pro-forma                                         (0.09)
                                                          ----------------

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


8.   Stock Options and Warrants (continued)

     (e)  (continued)

          The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the grants awarded in 1998,1999 and 2000, respectively:

                                                                                    Weighted
                  Number of                               Risk Free    Expected      Average
          Year     Options     Dividend      Expected     Interest      Lives      Fair Value
        Granted    Granted      Yields      Volatility      Rate       in Years     of Options
      ---------- ------------ ------------ ------------- --------------------------------------

          1998     1,200,000       0%           56%         5.50%       5.00        $  1.13
          1999       620,000       0%           98%         4.75%       4.76        $  1.918
          2000       142,500       0%           108%        5.20%       5.00        $  6.67



9.   Related Party Transactions

     The Company incurred the following expenses to the directors:


                                  March 31
                                    2000
                                 ---------

          Management fees         $18,000
                                 =========

10.  Commitments


     (a) During the period, the Company and the other shareholder of Kailong entered into an agreement that the Company will pay US$250,000 (paid) and issue 250,000 common shares to increase its interest to 95%. The Company is, therefore, committed to issue the 250,000 common shares.


     (b) The Company has capital expenditure commitments of US $115,000 to purchase certain bio-technology equipment.

     (c) The Company has entered into a drug licence and related technology transfer agreement in August, 1999 for a total transfer price of RMB 5,500,000 (approximately US$678,000). RMB 1,000,000 (US$123,304) is payable upon the signing of the agreement. The Company paid a deposit of RMB 500,000 (US$61,652) in 1999. The Company is committed to pay the remaining RMB 5,000,000 (approximately US$605,770).

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
March 31, 2000
-------------------------------------------------------------------------------
(Unaudited)
(Expressed in US Dollars)


10.  Commitments (continued)

     (d) The Company entered into a drug licence ("rhTPO") and related technology transfer agreement in August, 1999 for a total transfer price of RMB 4,500,000 (approximately US$545,200). During the period, the Company paid a deposit of RMB 4,000,000 (US$484,600). The Company is committed to pay the remaining RMB 500,000 (approximately US$60,600) according to the agreement.

     (e) The Company has entered into an operating lease agreement with respect to Huaxin's production plant in Nanjing, China for an amount of RMB 3,000,000 (approximately US$363,460) per annum until June 11, 2009. Minimum payments required for the next five years under the agreement are as follows:


                 2001            RMB    3,000,000   US$     363,460
                 2002                   3,000,000           363,460
                 2003                   3,000,000           363,460
                 2004                   3,000,000           363,460
                 2005                   3,000,000           363,460
                 2006 - 2009           10,375,000         1,257,000
                 =============   ================= =================

                 Total           RMB   25,375,000   US$   3,074,300
                 =============   ================= =================

11.  Subsequent Event

     Subsequent to the period end, 67,800 warrants were exercised for 33,900 shares at $1.00 per share.

12.  Non-cash Financing Activities

     During the period, 250,000 common shares were allotted for the acquisition of additional 20% interest of Kailong (see Note 10a).

                                 NANJING HUAXIN
                          BIO-PHARMACEUTICALS CO. LTD.

                              Financial Statements
                           (Expressed in US Dollars)
                   June 11, 1999, December 31, 1998 and 1997



Index

Report of Independent Accountants

Balance Sheets

Statements of Stockholders' Equity

Statements of Operations

Statements of Cash Flows

Notes to Financial Statements

MOORE STEPHENS ELLIS FOSTER LTD.
     CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 734-1112  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca

-----------------------------------------------------------------------

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD

We have audited the balance sheets of Nanjing Huaxin Bio-pharmaceuticals Co. Ltd. ("the Company") as at June 11, 1999, December 31, 1998 and 1997, and the related statements of stockholders' equity, operations and cash flows for the years ended December 31, 1998 and 1997 and the period from January 1, 1999 to June 11, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 11, 1999, December 31, 1998 and 1997 and the results of its operations and cash flows for the years ended December 31, 1998 and 1997 and the period from January 1, 1999 to June 11, 1999 in conformity with generally accepted accounting principles in the United States.




Vancouver, Canada                 /s/   "MOORE STEPHENS ELLIS FOSTER LTD."
February 29, 2000                           Chartered Accountants


--------------------------------------------------------------------------------
MS An independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America.


Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Balance Sheet
(Expressed in US Dollars)


                                                 June 11        December 31         December 31
                                                  1999             1999                 1998
                                             --------------    -------------        -------------
ASSETS

Current
  Cash and cash equivalents                  $      82,621       $    158,257       $    102,318
  Accounts receivable                              535,182            355,451            206,217
  Inventories                                      193,478            162,937             69,852
                                             --------------    -------------        -------------
                                                   811,281            676,645            378,387
Fixed assets                                     1,349,501          1,419,483          1,570,998
                                             --------------    -------------        -------------
Total assets                                 $   2,160,782       $  2,096,128       $  1,949,385
                                             ==============    ==============       =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current
  Bank loan                                  $           -       $          -       $    120,482
  Accounts payable and accrued liabilities          63,939             17,736             19,246
  Due to parent company,
    non-interest bearing                           633,289            840,204            553,825
                                             --------------    -------------        -------------
Total liabilities                                  697,228            857,940            693,553
                                             --------------    -------------        -------------
Commitments

Stockholders' Equity

Registered capital                                 602,410            602,410            602,410

Additional paid in capital                       1,361,812          1,287,113          1,139,467

Accumulated deficit                              (500,668)          (651,335)          (486,045)
                                             ==============    ==============       =============
Total stockholders' equity                       1,463,554          1,238,188          1,255,832
                                             ==============    ==============       =============
Total liabilities and stockholders' equity       2,160,782       $  2,096,128       $  1,949,385
                                             ==============    ==============       =============


The accompanying notes are an integral part of these financial statements.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Statement of Stockholders' Equity
Period from January 1, 1997 to June 11, 1999
(Expressed in US Dollars)


                                                                       Additional        Total
                                                        Registered      Paid-up       Accumulated     Stockholders'
                                                         Capital        Capital         Deficit         Equity
                                                       -------------  -------------  -------------   --------------

Balance, December 31, 1996                             $   602,410    $        --    $        --     $   602,410

Net (loss) for the year                                         --             --       (486,045)       (486,045)

Fixed assets contributed by parent company                      --      1,007,231             --       1,007,231

Non-cash interest expense charged by parent company             --         33,200             --          33,200

Non-cash services provided by parent company                    --         99,036             --          99,036
                                                       -------------  -------------  -------------   --------------
Balance, December 31, 1997                                 602,410      1,139,467       (486,045)      1,255,832

Net (loss) for the year                                         --             --       (165,290)       (165,290)

Non-cash interest expense charged by parent company             --         46,200             --          46,200

Non-cash services provided by parent company                    --        101,446             --         101,446
                                                       -------------  -------------  -------------   --------------
Balance, December 31, 1998                                 602,410      1,287,113       (651,335)      1,238,188

Net (loss) for the period                                       --             --        150,667         150,667

Non-cash interest expense charged by parent company             --         30,000             --          30,000

Non-cash services provided by parent company                    --         44,699             --          44,699
                                                       -------------  -------------  -------------   --------------
Balance, June 11, 1999                                 $   602,410    $ 1,361,812    $  (500,668)    $ 1,463,554
                                                       =============  =============  =============   ==============



The accompanying notes are an integral part of these financial statements.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Statement of Operations
(Expressed in US Dollars)
-------------------------------------------------------------------------------


                                     January 1       January 1      January 1
                                      1999 to         1998 to        1997 to
                                      June 11       December 31     December 31
                                        1999           1998           1997
                                   -------------  --------------  -------------

Sales                               $   732,659    $ 1,000,790     $   228,067

Cost of sales                           145,556        470,023         138,230
                                   -------------  --------------  -------------
Gross profit                            587,103        530,767          89,837
                                   -------------  --------------  -------------
Expenses
  Research and development               23,616        210,101          32,516
  Selling                               279,648        282,399         167,679
  General and administrative            133,172        203,557         375,687
                                   -------------  --------------  -------------
                                        436,436        696,057         575,882
                                   -------------  --------------  -------------
Net income (loss) for the period    $   150,667    $  (165,290)    $  (486,045)
                                   =============  ==============  =============

The accompanying notes are an integral part of these financial statements.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Statement of Cash Flows
(Expressed in US Dollars)
------------------------------------------------------------------------------




                                                  January 1        January 1      January 1
                                                    1999 to          1998 to        1997 to
                                                    June 11      December 31    December 31
                                                     1999             1998           1997
                                                  -----------    ------------   ------------
Cash flows from (used in)
  operating activities
  Net income (loss) for the period                 $ 150,667       (165,290)     $(486,045)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    - depreciation                                    74,652        176,889         46,097
    - non-cash interest expense charged
        by parent company                             30,000         46,200         33,200
    - non-cash services provided by
        parent company                                44,699        101,446         99,036
                                                  -----------    ------------   ------------
                                                     300,018        159,245       (307,712)
  Changes in assets and liabilities:
    - accounts receivable                           (179,731)      (149,234)      (206,217)
    - inventories                                    (30,541)       (93,085)       (69,852)
    - accounts payable and accrued liabilities        46,203         (1,510)        19,246
                                                  -----------    ------------   ------------
                                                     135,949        (84,584)      (564,535)
                                                  -----------    ------------   ------------
Cash used in investing activities
  Purchase of fixed assets                            (4,670)       (25,374)      (609,864)
                                                  -----------    ------------   ------------
Cash flows from (used in)
   financing activities
  Advance from (repayment to) parent company        (206,915)       286,379        553,825
  Proceeds (repayment) of short-term loan                 --       (120,482)       120,482
                                                  -----------    ------------   ------------
                                                    (206,915)       165,897        674,307
                                                  -----------    ------------   ------------
Increase (decrease) in cash and
  cash equivalents                                   (75,636)        55,939       (500,092)

Cash and cash equivalents,
   beginning of period                               158,257        102,318        602,410
                                                  -----------    ------------   ------------
Cash and cash equivalents,
  end of period                                    $  82,621        158,257      $ 102,318
                                                  ===========    ============   ============



The accompanying notes are an integral part of these financial statements.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Notes to Financial Statements
June 11, 1999, December 31, 1998 and 1997
------------------------------------------------------------------------------
 (Expressed in US Dollars)


1.   Nature of Business

     The Company was incorporated on January 23, 1996 under the laws of China and is in the business of research and development, production and sales of pharmaceutical products in China.


     2.   Significant Accounting Policies

          (a)  Principles of Accounting

               These financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

          (b) Currency of Presentation


              These financial statements, which were originally presented in Chinese RMB, the currency of the Company's primary economic environment, are being translated into U.S. Dollars at the exchange rate of US$1=RMB8.3 for the convenience of the readers.

          (c)  Capital Assets

               Fixed assets are recorded at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets on a straight-line basis at the following annual rates:


   Office equipment and furniture                20%
   Leasehold improvements                        Terms of the lease (10 years)
   Production equipment                          10%

          (d)  Inventories

               Inventories are stated at the lower of cost and replacement cost with respect to raw materials and the lower of cost and net realizable value with respect to finished goods. Cost includes direct material, direct labour and overheads. Cost is calculated using the first-in, first-out method. Net realizable value represents the anticipated selling price less all further costs for completion and distribution.

          (e)  Accounting Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Notes to Financial Statements
June 11, 1999, December 31, 1998 and 1997
------------------------------------------------------------------------------
 (Expressed in US Dollars)


2.   Significant Accounting Policies (continued)

     (f)  Financial Instruments and Concentration of Risks

          The carrying amounts of cash and cash equivalents, accounts receivable, short-term loan, accounts payable and accrued liabilities and amount due to the parent company approximate their respective fair value due to the short-term nature of these financial instruments.

          The Company is not exposed to significant interest and foreign currency risk arising from these financial instruments. The Company has minimal concentration of credit risks and does not require collateral to support these financial instruments.

     (g)  Cash and Cash Equivalents

          Cash equivalents usually consist of highly liquid investments with maturities of three months or less. As at June 11, 1999, December 31, 1998 and 1997, cash and cash equivalents consist of cash only.

     (h)  Research and Development

          The Company expenses research and development costs as incurred.

     (i)  Income Taxes

          The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     (j)  Comprehensive Income

          In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. SFAS NO. 130 did not change the current accounting treatments for components of comprehensive income.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Notes to Financial Statements
June 11, 1999, December 31, 1998 and 1997
------------------------------------------------------------------------------
 (Expressed in US Dollars)



Fixed Assets


                                                     1999
                                      -------------------------------------
                                                    Accumulated   Net book
                                         Cost      depreciation    value
                                      ---------- --------------- ----------

      Office equipment and furniture $   78,581  $       22,199  $   56,382
      Production equipment              848,818         155,483     693,335
      Leasehold improvements            719,741         119,957     599,784
                                     ----------- --------------- ----------
                                     $1,647,140  $      297,639  $1,349,501
                                     =========== =============== ==========

                                                    1998
                                     --------------------------------------
                                                    Accumulated   Net book
                                         Cost      depreciation    value
                                     ----------- --------------- ----------

      Office equipment and furniture $   77,142   $      15,906  $   61,236
      Production equipment              845,587         117,113     728,474
      Leasehold improvements            719,741          89,968     629,773
                                     ----------- --------------- ----------
                                     $1,642,470   $     222,987  $1,419,483
                                     =========== =============== ==========


                                                   1997
                                     --------------------------------------
                                                     Accumulated   Net book
                                         Cost      depreciation    value
                                     ----------- --------------- ----------

      Office equipment and furniture $   61,219   $       2,485  $   58,734
      Production equipment              836,135          25,619     810,516
      Leasehold improvements            719,741          17,993     701,748
                                     ----------- --------------- ----------
                                     $1,617,095   $      46,097  $1,570,998
                                     =========== =============== ==========

     Depreciation expense was $74,652, $176,889 and $46,097 for the period ended June 11, 1999, and years ended December 31, 1998 and 1997, respectively.

Inventories


                      1999         1998          1997
                    ---------    ---------    ----------

Raw materials        $ 54,767     $ 30,581     $ 34,545
Work-in-progress       65,217       29,549       31,779
Finished goods         73,494      102,807        3,528
                    ---------    ---------    ----------
                     $193,478     $162,937     $ 69,852
                    =========    =========    ==========

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Notes to Financial Statements
June 11, 1999, December 31, 1998 and 1997
------------------------------------------------------------------------------
 (Expressed in US Dollars)


5.   Bank Loan

     The loan bears interest at 0.79% per month and was due on November 17, 1998.

6.   Income Taxes

     The Company is subject to income taxes in China on its taxable income as reported in its statutory accounts at a tax rate in accordance with the relevant income tax laws applicable to bio-technology enterprises. The Company is subject to a corporation tax rate of 33% on its taxable income.

     As at June 11, 1999, the Company have estimated losses, for tax purposes, totalling approximately $501,000, which may be applied against future taxable income. Accordingly, there is no tax expense charged to the Statement of Operations for the years ended December 31, 1997 and 1998 and for the period ended June 11, 1999. The potential tax benefits arising from these losses have not been recorded in the financial statements. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

     The tax effect of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:


                                                 1999          1998             1997
                                              ----------    -----------    -----------

Tax loss carryforwards                        $ 215,000      $ 215,000      $ 160,000

Set off against net income for the period       (50,000)          --             --

Less: valuation allowance                      (165,000)      (215,000)      (160,000)
                                              ----------    -----------    -----------
                                              $       -      $       -      $       -
                                              ==========    ===========    ===========


NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Notes to Financial Statements
June 11, 1999, December 31, 1998 and 1997
------------------------------------------------------------------------------
 (Expressed in US Dollars)


7.   Related Party Transactions

     (a)  The following services or goods were provided by the parent company:


                                         1999       1998       1997
                                       ---------- ---------- ----------

              Equipment leasing        $   3,989  $  15,957    $ 3,989
              Interest expense            30,000     46,200     33,200
              Quality control expenses     7,803     18,728      4,682
              Rent                        50,201    120,482     30,120
              Repairs and maintenance      7,530     18,072      4,518
              Research and development    18,180     53,868      8,591
              Staff benefits              42,892     97,832     95,422
              Transportation               1,807      3,614      3,614
                                       ---------- ---------- ----------
              Total expenses           $ 162,402  $ 374,753  $ 184,136
                                       ========== ========== ==========

     The above expenses are included in the statement of operations as follows:


                                              1999       1998        1997
                                           ---------- ---------- -----------

              Cost of sales                 $ 80,547  $ 191,524   $  72,718

              Research and development        22,169     69,825      12,580

              Selling                         18,014     41,089      40,077

              General and administrative      41,672     72,315      58,761
                                           ---------- ---------- -----------
                                           $ 162,402  $ 374,753   $ 184,136
                                           ========== ========== ===========

          These expenses were provided at cost or, if they were shared expenses, allocation was based on estimated proportional usage. Interest expense was charged at the annual prime rate on amount owed. Management believes that the method of provision is reasonable.


     (b) In 1997, the Company received $1,609,641 of fixed assets from its parent company. The Company paid cash of $602,410 to purchase these fixed assets and the remaining $1,007,231 was credited as additional paid-up capital of the Company. These fixed assets were transferred at net book value and are included in fixed assets. Management believes that the transfer value is reasonable.

NANJING HUAXIN BIO-PHARMACEUTICALS CO. LTD.

Notes to Financial Statements
June 11, 1999, December 31, 1998 and 1997
------------------------------------------------------------------------------
 (Expressed in US Dollars)


8.   Non-cash Investing and Financing Activities

     (a) In 1997, the parent company contributed $1,007,231 in fixed assets to the Company. This amount is included in the $1,609,642 fixed assets described in Note 7(b).


     (b) The parent company provided non-cash services in transportation and staff housing benefits totalling $44,699, $101,446 and $99,036 for the period ended June 11, 1999, and the years ended December 31, 1998 and 1997, respectively, to the Company. These expenses were charged to operations and disclosed in Note 7(a).

     (c) Interest expenses of $33,200 in fiscal 1997 based on a prime interest rate of 6% per annum, $46,200 in fiscal 1998 based on a prime interest rate of 5.5% per annum and $30,000 in fiscal 1999 on a prime interest rate of 4.75% per annum were recorded by the Company on amounts owed to its parent company. These non-cash expenses were charged to operations and disclosed in Note 7(a).

9.   Subsequent Event

     Subsequent to June 11, 1999, the Company disposed of its cash, inventories, fixed assets and drug distribution licence and manufacturing permit for total proceeds of US$4,000,000.

     The transaction resulted in a gain of approximately $2.7 million.


                          DRAGON PHARMACEUTICALS INC.
                                 & SUBSIDIARIES

            Unaudited Pro-forma Consolidated Statement of Operations
                           (Expressed in US Dollars)
                               December 31, 1999






Index


Unaudited Pro-forma Consolidated Statement of Operations

Notes to Unaudited Pro-forma Consolidated
  Statement of Operations

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Unaudited Pro-forma Consolidated Statement of Operations
Year Ended December 31, 1999
(Expressed in US Dollars)



                                                             Huaxin
                                               Dragon       January 1
                                          *Year Ended        1999 to
                                          December 31        June 11                        Pro-forma       Pro-forma
                                                 1999          1999          Combined      Adjustments       Combined
                                         --------------   ------------    ------------    --------------  -------------

Sales                                     $   989,539     $   732,659     $ 1,722,198     $       --      $  1,722,198

Cost of sales                                 204,473         145,556         350,029         56,197 (a)       406,226
                                         --------------   ------------    ------------    --------------  -------------
Gross profit                                  785,066         587,103       1,372,169        (56,197)        1,315,972

Interest income                                19,397              --          19,397             --            19,397

Research and development expenses                  --         (23,616)        (23,616)            --           (23,616)

Selling expenses                             (619,676)       (279,648)       (899,324)            --          (899,324)

Administrative expenses
 - stock-based compensation                (1,876,000)             --      (1,876,000)            --        (1,876,000)
 - other administrative expenses           (1,154,666)       (133,172)     (1,287,838)      (113,770)(a)    (1,401,608)
                                         --------------   ------------    ------------    --------------  -------------
Income (Loss) before minority interest     (2,845,879)        150,667      (2,695,212)      (169,967)       (2,865,179)

Minority interest                              54,846              --          54,846         (4,825)(b)        50,021
                                         --------------   ------------    ------------    --------------  -------------
Net income (loss) for the period          $(2,791,033)    $   150,667     $(2,640,366)    $ (174,792)      $(2,815,158)
                                         ==============   ============    ============    ==============  =============
(Loss) per share
      Basic and diluted                   $     (0.27)                                                    $      (0.28)
                                         ==============   ============    ============    ==============  =============
Weighted average common
  shares outstanding
      Basic and diluted                    10,177,452                                                       10,177,452
                                         ==============   ============    ============    ==============  =============




*    Included Huaxin's operating results from June 11, 1999 onwards

     The accompanying notes are an integral part of this unaudited pro-forma consolidated statement of operations

DRAGON PHARMACEUTICALS INC. & SUBSIDIARIES

Notes to the Unaudited Pro-forma Consolidated Statement of Operations
December 31, 1999
(Expressed in US Dollars)
-------------------------------------------------------------------------------

1.   Basis of Presentation

     The unaudited pro-forma consolidated statement of operations reflects adjustments to Dragon Pharmaceuticals Inc. and Subsidiaries' ("the Company") historical consolidated statement of operations for the year ended December 31, 1999, to give effect to the acquisition of Nanjing Huaxin Bio-pharmaceutical Co. Ltd. ("Huaxin") which was completed on June 11, 1999, as if it had occurred on January 1, 1999.

     The unaudited pro-forma consolidated statement of operations has been prepared based on the purchase method of accounting. It does not purport to be indicative of the results which would actually have been obtained if the combination had been in effect on the date indicated or which may be obtained in the future.

     The pro-forma calculation presented here are shown for comparative purposes only, and it should be noted that the Company's historical financial statements would reflect the effects of the acquisition only from the date (June 11, 1999) such acquisition occurred.

     The unaudited pro-forma consolidated statement of operations has been prepared by management based upon the historical financial statements included elsewhere herein and as filed on Form 10-K. The unaudited pro-forma consolidated statement of operations should be read in conjunction with the Company's historical consolidated statement of operations for the year ended December 31, 1999 and related notes.


2.   Pro-forma Adjustments


     (a) These pro-forma adjustments relate to the increase of amortization of fixed assets, licence and permits based on the acquisition costs of these assets.

     (b) The pro-forma adjustment related to the allocation of net income for the period from January 1, 1999 to June 11, 1999 to minority interest.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

        Dragon has adopted Section 607.0850 of the 1999 Florida Statutes, Business Organization of the State of Florida in its bylaws. Section 607.0850 states:

     (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (2) A corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Dragon pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the Selling Stockholders.
All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fee                                                   $21,922

Printing and engraving expenses                                        $ 3,000

Accounting fees and  expenses                                          $ 5,000

Legal fees and expenses                                                $40,000

Transfer  agent and registrar fees                                     $ 2,000

Fees and expenses for qualification under state securities
 laws                                                                  $ 5,000

Miscellaneous                                                          $ 5,000

Total                                                                  $81,922


Item 26.   Recent Sales of Unregistered Securities

        On August 17, 1998, Dragon Pharmaceutical (formerly First Geneva Investments, Inc.) issued 7,000,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock in exchange for all the outstanding shares of Allwin Newtech Ltd., a British Virgin Islands corporation, from 20 shareholders of Allwin Newtech. The shares were issued to investors residing outside of the United States. The issuance of the Dragon Pharmaceutical shares of common stock were deemed exempt pursuant to Regulation S. No commissions were paid.

        On September 28, 1998, Dragon Pharmaceutical sold 2,000,000 shares of common stock to 11 investors. The Company had reasonable grounds to believe that each purchaser was capable of evaluating the merits and risks of his investment and bearing the economic risks of his investment. The Company had not raised, over the prior twelve months, more than one million dollars inclusive of the proceeds from this offering. Accordingly, Dragon Pharmaceuticals relied on Rule 504 of Regulation D as an exemption from registration. No commissions were paid.

        On October 14, 1999, Dragon Pharmaceutical sold, in the aggregate, 600,000 shares of Common Stock at $2.50 per share to two investors located in Hong Kong. Further, as part of the securities purchase agreement, each investor received warrants to purchase 300,000 shares of Common Stock at $2.50 per share.. Each warrant is exercisable for a period of one year. The issuance of these shares of common stock and warrants were to investors residing outside the United States and were exempt pursuant to Regulation S. No commissions were paid.

        On December 31, 1999, Dragon completed an offering of 4,218,000 Units at a price of $2.50 per Unit. Each Unit consisted of one share of Common Stock and a warrant to purchase an additional share of Common Stock at $2.50 for a period of one year. This offering raised gross proceeds of $10,545,000. The issuance of these Units were to investors residing outside the United States and were exempt from registration pursuant to Regulation S.

        On December 31, 1999, Dragon issued 40,000 Units to one accredited investor at a price of $2.50 per Unit for gross proceeds to Dragon of $100,000. Each Unit consisted of one share of Common Stock and a warrant to purchase an additional share of Common Stock at an exercise price of $2.50 per share for a period of one year. The transaction was private in nature and the Company had reasonable grounds to believe that the Purchasers were accredited investors, capable of evaluating the merits and risks of his investment and bearing the economic risks of his investment and acquired the units for investment purposes.

Accordingly, the issuance of these Units was deemed exempt from registration pursuant to Rule 506 and Section 4(6) of the Securities Act.

Item 27.   Exhibits

        The following Exhibits are filed with this Prospectus:
                Name

     2.1* Share Exchange Agreement with First Geneva Investments
     3.1* Certificate of Incorporation and Amendments
          a.   Certificate of Incorporation
          b.   Certificate of Amendment, dated June 19, 1997
          c. Certificate of Amendment of Articles of Incorporation, dated September 21, 1998
     3.2* Bylaws of First  Geneva  Investments,  Inc.,  as  amended 5 Opinion of
          Bartel Eng Linn & Schroder regarding the legality of the securities being registered
     10.1* Sino-Foreign Co-operative Company Contract
     10.2* Sino-Foreign Joint Venture Contract
     10.3**Consulting  Agreement with E. Pernet Portfolio Management dated June
           15, 1999
     10.4**Amendment to Sino-Foreign Co-operative Company Contract
     10.5 Contract to lease 25 acres of land in Yanjiao, China
     10.6 Sample Employment Agreement for technicians/employees
     16.1* Letter Regarding Changes in Certifying Account.
     23.1 Consent of Bartel Eng Linn & Schroder contained in Exhibit 5
     23.2 Consents of Moore Stephens Ellis Foster Ltd., Chartered Accountants

----------------------

* Previously filed with Dragon's initial registration statement on Form 10-SB, filed with the SEC on November 4, 1999.

** Previously filed with Dragon's initial registration statement on Form SB-2, filed with the SEC on May 15, 2000.

Item 28.  Undertakings

        The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include: (a) any prospectus required by Section 10(a)(3) of the Securities Act; (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Dragon pursuant to the foregoing provisions, or otherwise, Dragon has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Dragon of expenses incurred or paid by a director, officer or controlling person of Dragon in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Dragon will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

(5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                    SIGNATURE

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this pre-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on July 31, 2000.

                                                   DRAGON PHARMACEUTICAL INC.
                                                   a Florida Corporation


                                               /S/ LONGBIN LIU
                                                   ------------------------
                                                   Longbin Liu, President

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures                                                     Date


/S/LONGBIN LIU
   -------------------------------------                    July 31, 2000
   Longbin Liu
   President, Director, Chief Executive
   Officer



/S/KEN Z. CAI                                               July 31, 2000
   -------------------------------------
   Ken Z. Cai
   Director, Chief Financial Officer
   and Principal Financial Officer


/S/GREG HALL                                                July 31, 2000
   -------------------------------------
   Greg Hall, Director



/S/ROBERT FRIEDLAND                                         July 31, 2000
   -------------------------------------
   Robert Friedland, Director




   --------------------------------------
   Alexander Wick, Director


/S/PHILIP YUEN PAK YIU
   ---------------------------------------
   Philip Yuen Pak Yiu, Director                            July 31, 2000



/S/ DR. YIU KWONG SUN                                       July 31, 2000
    ---------------------------------------
    Dr. Yiu Kwong Sun, Director